EXHIBIT 10.7.7

                                                    Execution Copy

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                           LOAN AND SECURITY AGREEMENT

                                  By and among

                               SLM HOLDINGS, INC.
                                  as Borrower;

                           SALES LEAD MANAGEMENT INC.
                                  as Guarantor;

                                       and

                           AEGIS NY VENTURE FUND, LP,
                                   as Lender.

                           Dated as of April 10, 2006

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                           LOAN AND SECURITY AGREEMENT

            LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of April 10, 2006, by and among SLM HOLDINGS, INC., a Delaware corporation (the "Borrower"); SALES LEAD MANAGEMENT INC., a Delaware corporation (the "Guarantor"); and AEGIS NY VENTURE FUND, LP, a New York limited partnership ("Aegis", together with each of its direct and indirect successors and assigns, the "Lender").

                                   WITNESSETH:

            WHEREAS, the Borrower wishes to obtain a certain term loan;

            WHEREAS, the Lender has conditioned its entering this Agreement on Guarantor entering into this agreement and performing its obligations hereunder;

            WHEREAS, upon the terms and subject to the conditions set forth herein, the Lender is willing to make a term loan to the Borrower in the aggregate principal amount of $500,000;

            NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of with is hereby acknowledged, the Borrower, the Guarantor and the Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1 GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCOUNTS" means, with respect to each Grantor, all of such Grantor's accounts and accounts receivable (including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper), deposit accounts, health-care insurance receivables, instruments, documents, contracts, securities, credits, documents, letter of credit rights, electronic or tangible chattel paper, notes, bills, drafts, acceptances, commercial tort claims, choses in action and causes of action (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all other debts, obligations and liabilities in whatever form owing to such Grantor, documents of title, warehouse receipts, leases, investment accounts, deposit accounts, cash, money, contract rights, dividends, distributions, judgments, covenants, licenses, warranties, indemnities, partnership and joint venture interests and other rights, including all rights to the payment of money.

            "AFFILIATE" means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or

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partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

            "AGREEMENT" means this Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

            "ASSETS" means those tangible and intangible assets, properties and rights that, as of the date hereof, are owned or controlled by Borrower, any of its Subsidiaries or any of its affiliates, are used by Borrower or one or more entities controlled by Borrower in the operation and conduct of the Borrower Business.

            "AUDITORS" means a nationally or regionally recognized firm of independent public accountants selected by the Borrower, and reasonably satisfactory to the Lender, as the auditor of the Borrower and its Subsidiaries.

            "BISHARA GUARANTY" means the guaranty to be entered into on the date hereof by Mr. Jason Bishara for the benefit of the Lender, substantially in the form satisfactory to Lender, as the same may be amended or modified from time to time.

            "BORROWER" has the meaning specified in the introductory paragraph.

            "BORROWER ASSETS" means those tangible and intangible assets, properties and rights that, as of the date hereof, are owned or controlled by Borrower or any of its Subsidiaries or are used by Borrower or one of its Subsidiaries in the operations of the Borrower Business.

            "BORROWER BUSINESS" has the meaning specified in Section 6.1(y).

            "BORROWER BUSINESS DESCRIPTION" has the meaning assigned such term in section 6.1(b)(b).

            "BORROWER INTELLECTUAL PROPERTY" shall have the meaning assigned such term in section 6.l(y).

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.

            "BUSINESS PLAN" means a business plan of Borrower, consisting of projected balance sheets, related cash flow statements and related profit and loss statements, and availability forecasts, together with appropriate supporting details and a statement of the underlying assumptions (including specific identification of employees and identification of related capital expenditure requirements), which covers a five year period and which is prepared on a monthly basis for the first two years.

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            "CAPITAL EXPENDITURES" means all expenditures made and liabilities incurred, that are, in accordance with GAAP, treated as capital expenditures.

            "CAPITALIZED LEASE OBLIGATIONS" means any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, under GAAP, is or will be required to be accounted for as a capital lease and, for the purpose of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "CASH EQUIVALENTS" means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of hot more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) the Lender or its Affiliates; (B) any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $250,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A-l or the equivalent by Standard & Poor's Ratings Services or at least P-l or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than thirty days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-l or the equivalent by Standard & Poor's Ratings Services or at least P-l or the equivalent by Moody's Investors Service, Inc.; (iv) commercial paper, other than commercial paper issued by the Borrower or the Borrower's Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-l or the equivalent thereof by Standard & Poor's Ratings Services or at least P-l or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $250,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

            "CHANGE OF CONTROL" means, with respect to any Person, (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of such Person to any other Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of such Person or the adoption of a plan by the equity holders of such Person relating to the dissolution or liquidation of such Person (except pursuant to a merger, consolidation, or amalgamation permitted hereunder); (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding voting stock of such Person; or (d) during any period individuals who at the beginning of such period constituted the Board of Directors (together with any new directors or similar manager whose nomination for election by the stockholders of such Person, was approved by a vote of at least a majority of the directors or similar managers then still in office who were either directors or similar managers at the beginning of such period or whose election or nomination for election

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was previously so approved) cease for any reason to constitute a majority of the
Board of Directors then still in office.

            "CLOSING DATE" means the date of execution and delivery of this Agreement by all parties hereto.

            "CODE" has the meaning specified in Section 1.3.

            "COLLATERAL" means, any and all tangible and intangible assets of each Grantor, including, without limitation, all Accounts, Receivables, Equipment, Property, Inventory, General Intangibles and Investment Property of each Grantor and all other collateral specified in this Agreement and in the Security Documents.

            "COHEN GUARANTY" means the guaranty to be entered into on the date hereof by Mr. Peter Cohen for the benefit of the Lender, substantially in a form satisfactory to Lender, as the same may be amended or modified from time to time.

            "COLLATERAL ACCESS AGREEMENT (S)" means an agreement by and among the Lender, the Borrower, and any lessor of premises to each Grantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in a form satisfactory to Lender, as amended, supplemented or otherwise modified from time to time.

            "CONTROL AGREEMENT(S)" means a control agreement by and among the Lender, each Grantor and the applicable securities intermediary with respect to a Securities Account(s) and related Investment Property of such Grantor, in such form as is reasonably satisfactory to the Lender, as amended, supplemented or otherwise modified from time to time.

            "DEFAULT" means any of the events specified in Section 9.1, whether or not any of the requirements for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "DEFAULT INTEREST" has the meaning specified in Section 4.2.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT(S)" shall mean an agreement or agreements by and among the Lender, each Grantor and any bank at which any deposit account of a Grantor is at any time maintained, in form, scope and substance satisfactory to Lender.

            "DOLLARS" and the sign "$" means freely transferable lawful currency of the United States.

            "EBITDA" for any given period means, with respect to any Person, the earnings of such Person for such period before interest expense, taxes, depreciation and amortization expense.

            "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, regulation requirement or ordinance, and any judicial or administrative order or judgment thereunder,

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pertaining to health, safety or the environment, including, without limitation, the following as to date or hereafter amended: The Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act (also known as the Clean Water Act); the Clean Air Act; and the Hazardous Materials Transportation Act; the Solid Waste Disposal Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Emergency Planning and Community Right-To-Know Act; the Federal Insecticide, Fungicide and Rodenticide Act; the National Environmental Policy Act; and the Rivers and Harbors Appropriation Act.

            "EQUIPMENT" means all now owned and hereafter acquired machinery, equipment, furniture, fixtures, leasehold improvements, conveyors, tools, materials, storage and handling equipment, hydraulic presses, cutting equipment, computer equipment, data processing equipment, software (including embedded software) and hardware, including central processing units, terminals, drives, memory units, embedded computer programs and supporting information, printers, keyboards, screens, peripherals and input or output devices, molds, dies, stamps, and other equipment of every kind and nature and wherever situated now or hereafter owned by a Person or in which a Person may have any interest as lessee or otherwise (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, warranties and records in connection therewith and all rights against suppliers, warrantors, manufacturers, and sellers or others in connection therewith, together with all substitutes for any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

            "EVENT OF DEFAULT" means the occurrence of any of the events specified in Section 9.1.

            "FINANCIAL DATA" has the meaning specified in Section 6.1(i).

            "FINANCIAL STATEMENTS" means, with respect to any Person the balance sheets, profit and loss statements, statements of cash flow, and statements of changes in intercompany accounts, if any, for the period specified, prepared in accordance with GAAP on a consolidated basis and consistent with prior practices.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination, consistently applied.

            "GENERAL INTANGIBLES" means, with respect to each Grantor, all of such Grantor's patents and patent applications, trademarks and trademark applications, service marks, trade names and the goodwill associated therewith, technical knowledge and processes, blueprints, technical specifications, copyrights, copyright applications, trade secrets, and all other general intangibles, including, without limitation, customer lists, computer programs, computer records

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and discs, computer data, software, intellectual property, tax refunds, tax refund claims and all letters of credit, guarantees, claims, security interests or other security held by or granted to a Grantor to secure payment due to such Grantor, and all embodiments of any of the foregoing.

            "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate of incorporation and bylaws or similar organizational documents of such Person, as amended, supplemented or otherwise modified from time to time.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

            "GRANTOR" shall refer to herein to each of the Borrower and the Subsidiary Guarantor.

            "HAZARDOUS MATERIALS" means any pollutants, hazardous or toxic materials, substances or wastes, including metals, petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes; and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or in any way otherwise regulated, under any Environmental Law.

            "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

            "INDEBTEDNESS" means, with respect to any Person, as of the date of determination thereof (without duplication), (i) all obligations of such Person for borrowed money of any kind or nature, including funded debt, and any Hedging Agreements or arrangements therefor, regardless of whether the same is evidenced by any note, debenture, bond or other instrument, (ii) all obligations of such Person to pay the deferred purchase price of property or services which is deferred for six months or more (other than trade accounts payable under normal trade terms and which arise in the ordinary course of business), (iii) all obligations of such Person to acquire, or for the acquisition or use of, any fixed asset, including Capitalized Lease Obligations (other than, in any such case, any portion thereof representing interest or deemed interest or payments in respect of taxes, insurance, maintenance or service), (iv) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, provided that for the purpose of determining the amount of Indebtedness of the type described in this clause
(iv), if recourse with respect to such Indebtedness is limited to the assets of such Person, then the amount of Indebtedness shall be limited to the fair market value of such assets, (v) all guarantees of such Person of Indebtedness of others and (vi) all obligations of such Person in respect of letters of credit, bankers acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person.

            "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt or institutes proceedings

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to be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (v) such Person shall take any corporate or similar act in furtherance of any of the foregoing, or (vi) such Person, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or petition for (A) its dissolution or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding is not dismissed or stayed within thirty days or (II) such receiver, trustee, custodian or liquidator is appointed.

            "INTELLECTUAL PROPERTY" means and includes patents, patent applications and the right to file for patent applications (including but not limited to continuations, continuations-in-part, divisionals and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask works and mask work registrations and applications for the right to file applications for registration thereof, trade secrets, trade dress, publicity and privacy rights, and any other intellectual property rights arising under the laws of the United States of America, any State thereof, or any country or province.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement entered into by the Grantors in favor of the Lender, in a form satisfactory to Lender, as amended, supplemented or otherwise modified from time to time.

            "INTEREST EXPENSE" means, for any period, all cash interest with respect to Borrower's Indebtedness (including, without limitation, the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, any amendments thereto, any successor statute and any regulations and guidelines promulgated thereunder.

            "INTERNAL REVENUE SERVICE" or "IRS" means the United States Internal Revenue Service and any successor agency.

            "INVENTORY" means, with respect to any Grantor, all present and future goods of such Grantor intended for sale, lease or other disposition including, without limitation, all raw materials, work in process, finished goods and other inventory (including embedded software), goods in the possession of outside processors or other third parties, goods held under a contract for service, consigned goods (to the extent of the consignee's interest therein), materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing

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of any such goods, all documents of title or documents representing the same and all records, files and writings with respect thereto.

            "INVESTMENT" in any Person means, as of the date of determination thereof, (i) any payment or contribution, or commitment to make a payment or contribution, by a Person including, without limitation, property contributed or committed to be contributed by such Person for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or (ii) any loan, advance or other extension of credit by or guaranty of or other surety obligation for any Indebtedness of the Person in whom the Investment is made. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty (or other surety obligation) shall be valued at not less than the principal amount outstanding of the primary obligation; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

            "INVESTMENT PROPERTY" means, with respect to a Grantor, all present and future investment property of such Grantor, including without limitation, all (i) securities, whether certificated or uncertificated, and including stocks, bonds, debentures, notes, bills, certificates, warrants, options, rights and shares, (ii) security entitlements, (iii) securities accounts, (iv) commodity contracts, (v) commodity accounts and (vi) dividends and other distributions in respect of any of the foregoing.

            "KNOWLEDGE" means, with respect to any Person, the knowledge of any Responsible Officer after due inquiry.

            "LAW" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, and the terms of any license or permit issued by any Governmental Authority.

            "LENDER" has the meaning specified in the introductory paragraph hereof.

            "LENDER PAYMENT ACCOUNT" means the account of the Lender or any of its Affiliates in the United States as the Lender may from time to time designate in writing to the Borrower.

            "LIABILITIES" of a Person as of the date of determination thereof means the liabilities of such Person on such date as determined in accordance with GAAP. Liabilities to Affiliates of such Person shall be treated as Liabilities except where eliminated by consolidation in financial statements prepared in accordance with GAAP or as otherwise provided herein.

            "LIEN" means as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, preference priority or other security agreement of preferential arrangement, attachment, charge, lease, conditional sale or other title retention

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agreement, or other security interest or encumbrance of any kind; or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

            "LOAN DOCUMENTS" means this Agreement and all documents and instruments to be delivered by the Borrower or any of its Affiliates under or in connection with this Agreement, as each of the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, the Note, the Intellectual Property Security Agreement, the Bishara Guaranty, the Cohen Guaranty, the Subsidiary Guaranty, the Collateral Access Agreement(s), the Deposit Account Control Agreement(s), the Warrant Purchase Agreement and related Warrants and any Control Agreements.

            "LOAN" means the loan made by the Lender to the Borrower pursuant to this Agreement on the Closing Date.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, results of operations, assets, liabilities, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries considered as a whole, (ii) (A) the ability of any party to perform its obligations under any of the Loan Documents or (B) the ability of the Lender to enforce the Obligations or realize upon the Collateral or (iii) the value of the Collateral or the amount that the Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

            "MATERIAL INDEBTEDNESS" means Indebtedness (excluding the Loan and the Obligations arising out of the Loan Documents), or obligations in respect of one or more Hedging Agreements, of the Borrower and any of its Subsidiaries in an aggregate principal amount exceeding $10,000. For purposes of this definition, the "principal amount" of the obligations of the Borrower and Subsidiaries in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any of its Subsidiaries would be required to pay if such Hedging Agreement were terminated at such time.

            "MATURITY DATE" means the second anniversary of the date hereof.

            "NOTE" means a promissory note executed by the Borrower in favor of the Lender, in a form satisfactory to Lender.

            "OBLIGATIONS" means and includes all loans (including the Loan), advances, debts, liabilities, obligations, covenants and duties owing by any party to the Lender under the Loan documents of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Note, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether

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absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all interest (including interest accruing on or after an Insolvency Event, whether or not such interest constitutes an allowed claim), charges, expenses, placement fees, reasonable attorneys' fees, and any other sum properly chargeable to the Borrower, any Grantor or any guarantor under this Agreement, the Note, the other Loan Documents or any other agreement executed in connection herewith or therewith.

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing (unless such enforcement, collection, levy or foreclosure is being contested by the Borrower or any Grantor in good faith and for which adequate reserves are being maintained in accordance with GAAP): (i) Liens for taxes, assessments and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, (ii) deposits or pledges (other than Liens on Receivables or Inventory of the Borrower) to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business or related to any proceedings to which the Borrower or any Grantor is a party, (iii) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Borrower or any Grantor is a party as lessee made in the ordinary course of business, (iv) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Property which do not materially impair either the use of such Property in the operation of the business of the Borrower or any grantor, as applicable, or the value of such Property, (v) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of employee benefit plans from time to time in effect, (vi) Liens for Capitalized Lease Obligations in an amount aggregate amount not to exceed $10,000, and (vii) rights of general application reserved to or vested in any Governmental Authority to control or regulate any Property, or to use any Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Borrower or any Grantor, as applicable.

            "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each.

            "PROPERTY" means any real property owned, leased or controlled by the Borrower or any of its Subsidiaries.

            "QUALIFICATION" or "QUALIFIED" means, with respect to any report of independent public accountants covering Financial Statements, a material qualification to such report.

            "RECEIVABLES" means all present and future Accounts, contracts, contract rights, instruments (including promissory notes), chattel paper (including tangible and electronic chattel paper), documents, tax refunds, rights to receive tax refunds, bonds, certificates, insurance policies (including, without limitation, claims under health care insurance policies), insurance proceeds, patents, patent applications, copyrights (registered and unregistered), royalties, licenses, permits, franchise rights, authorizations, customer and supplier lists, rights of indemnification, contribution and subrogation, leases, computer tapes, programs, discs and software, trade secrets, computer service contracts, trademarks (including any goodwill associated with any trademark or the license of any trademark), trade names, service marks, service names, domain names, logos, goodwill, deposits, causes of action (including, without limitation, commercial tort claims), choses in action, judgments, designs, blueprints, plans, know-how, all other general intangibles, claims against third parties of every kind or nature, drafts, acceptances, letters of credit, letter-of-credit rights, rights to receive payments under letters of credit, book accounts, deposit and other accounts and all money, balances, credits, deposits or other financial assets therein or represented thereby, commercial tort claims, health care insurance receivables, supporting obligations, credits and reserves and all forms of obligations whatsoever owing, instruments, documents of title, leasehold rights in any goods, and books, ledgers, files and records with respect to any collateral or security, domain names, domain name registrations, software, together with all supporting obligations and all right, title, security and guaranties with respect to any of the foregoing, including any right of stoppage in transit.

            "REQUIREMENT OF LAW" means, with respect to any Person, (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval of a Governmental Authority binding on such Person or any of its property.

            "RESPONSIBLE OFFICER" means, with respect to any entity, the Chief Executive Officer, Chief Operating Officer or the Chief Financial Officer of such entity.

            "SECURITIES ACCOUNT" has the meaning specified in Section 8-501 of the Code.

            "SECURITY DOCUMENTS" means this Agreement, the Deposit Account Control Agreement(s), the Collateral access agreement(s), the Intellectual Property Security Agreement, the Intellectual Property Security Agreement, any Control Agreements and any other agreement delivered in connection herewith which purports to grant a Lien in favor of the Lender to secure all or any of the Obligations.

            "SOLVENT" means, when used with respect to any Person, that as of the date as to which such Person's solvency is to be measured:

                  (i) the fair salable value of the assets of the Person exceeds and will, immediately following the making of the Loan, exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Person as they mature,

                  (ii) the assets of the Person do not and, immediately
            following the making of the Loan, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, and

                  (iii) the Person does not intent to, and does not believe that the Person will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Person and the amounts to be payable or in respect of obligations of the Person.

            "SUBSIDIARY" means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body, or to appoint the majority of the managers of, such corporation or other entity.

            "SUBSIDIARY GUARANTY" means the guaranty to be entered into on the date hereof by the Subsidiary Guarantor, for the benefit of the Lender, in a form satisfactory to Lender, as the same may be amended or modified from time to time.

            "SUBSIDIARY GUARANTOR" means, Sales Lead Management Inc., a Delaware corporation and the sole Subsidiary of the Borrower.

            "TANGIBLE NET WORTH" means at any date of determination, an amount equal to (i) the total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Company but excluding such other assets as are properly classified as intangible assets under GAAP, minus (ii) the total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Borrower.

            "TAXES" means, for any Person, taxes, assessments or other governmental charges or levies imposed upon that Person, its income, or any of its properties, franchises or assets.

            "WARRANT" means a warrant issued by the Borrower to the Lender, in a form satisfactory to Lender.

            "WARRANT PURCHASE AGREEMENT" means the Warrant Purchase Agreements entered into in connection with this Agreement, between the Borrower and the Lender, in a form satisfactory to Lender, as the same may be amended or supplemented from time to time.

            "WARRANT SHARES" shall have the meaning assigned such term in the Warrant Agreement.

            SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Data delivered to the Lender on or before the Closing Date. All accounting determinations for purposes of determining compliance with Article VIII shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the Financial Data delivered to the Lender on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP.

            SECTION 1.3 OTHER TERMS; HEADINGS. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code, from time to time in effect in the State of New York (the "Code"), shall have the meanings given in the Code. An Event of Default that arises shall "continue" or be "continuing" unless and until such Event of Default has been waived or cured within any grace period specified therefor under Section 9.1. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                                    THE LOAN

            SECTION 2.1 THE LOAN.

            (a) From and after the Closing Date the Lender agrees, subject to the terms and conditions of this Agreement, to make a Loan to the Borrower in the aggregate principal amount of $500,000.00.

            (b) Upon satisfaction of all applicable conditions precedent to lending specified in Article V hereof, Lender will fund 100% of the proceeds of the Loan into the Control Account (as such term is defined in the Deposit Account Control Agreement), which funds shall be released from the Control Account to an other Deposit Account (as such term is defined in the Deposit Account Control Agreement) in accordance with the following provisions.

                  (i) at such time after the Closing Date as Borrower shall
            deliver to Lender an Officer's Certificate executed by a Responsible Officer certifying the (i) no Default or Event of Default has occurred and is continuing and (ii) that Borrower shall have raised a minimum of $50,000 from unrelated third parties in the form of common equity or unsecured subordinated convertible debt with a maturity of at least 2 years (or a combination thereof) with a purchase or conversion price into common equity of at least $0.40 per share, along with evidence of the foregoing reasonably satisfactory to Lender, Lender will authorize the transfer of 40% of the proceeds of the Loan, plus an amount equal $17,500.00, to be utilized to pay legal and due diligence expenses related to the Loan and specified in Sections 4.5 and 5.1(c) hereof, from the Control Account to an other Deposit Account;

                  (ii) at such time as Borrower shall deliver to Lender an
            Officer's Certificate, executed by a Responsible Officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) that Borrower has raised an additional $125,000 (for a total of $175,000) from unrelated third parties in the form of common equity or unsecured subordinated convertible debt with a maturity of at least 2 years (or a combination thereof) with a purchase or conversion price into common equity of at least $0.40 per share and (iii) that Borrower has received payments and provided services for 1 full calendar month to at least 300 subscribers of the Borrower's TBeV service (at an average cost of at least $300 per subscriber per month), along with evidence reasonably satisfactory to the Lender with respect to the foregoing, Lender will authorize the transfer of an additional 40% of the proceeds of the Loan from the Control Account to an other Deposit Account;

                  (iii) at such time as Borrower shall deliver to Lender an
            Officer's Certificate, executed by a Responsible Officer, certifying that (i) no Default or Event of Default has occurred and is continuing, (ii) that Borrower raised an additional $125,000 (for a total of $300,000) from unrelated third parties in the form of common equity or unsecured convertible subordinated debt with a maturity of at least 2 years (or a combination thereof) with a purchase or conversion price into common equity of at least $0.40 per share and (iii) that Borrower has received payments and provided services for 1 full calendar month to at least 400 subscribers of the Borrower's TBeV service (at an average cost of at least $300 per subscriber per month), along with evidence reasonably satisfactory to Lender with respect to the foregoing, Lender will authorize the release of the remaining funds on deposit in the Control Account to an other Deposit Account; and

                  (iv) any amounts on deposit in the Primary Control Account on the Maturity Date, shall be released to Lender and applied toward the payment of the Obligations.

      When used in this Agreement, reference to the requirement for an average price per subscriber of $300 per month is meant to scale (so that as long as the seat sales produce the same total revenue that $300 per month times the stated number of seats for the applicable hurdle would produce, the hurdle is satisfied (i.e., for the hurdle in clause (iii) of the immediately preceding sentence, the Borrower can satisfy this hurdle with $120,000 in monthly revenue even if the average sale per subscriber turns out to be less than $300)).

            (c) The Loan shall be evidenced by the Note payable to the order of the Lender and delivered to the Lender at the Closing.

            SECTION 2.2 ISSUANCE OF WARRANTS. On the Closing Date, in connection with the Loan, the Borrower has authorized and effected the issuance, sale and delivery to the Lender a Warrant issued to Lender, equal to six and one half percent (6.50%) of the fully diluted portion of the issued and outstanding shares of common stock of the Borrower, on a fully diluted basis, including, without limitation, after giving effect to the issuance of the Warrant and the related Warrant Shares, at a total exercise price of $390,000 (representing an implied pre-money valuation of $6,000,000.

            SECTION 2.3 NOTE AND PAYMENTS GENERALLY.

            (a) Except as otherwise required by applicable Law, each payment by the Borrower on account of Obligations hereunder shall be made to the Lender. All payments to be made by the Borrower hereunder shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M. (New York, New York time) on the due date thereof to the Lender (except as expressly otherwise provided), at the Lender's Payment Account in immediately available funds.

            (b) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

            SECTION 2.4 LOAN PAYMENTS. Interest is due and payable in arrears on the last Business Day of the current month of the date hereof, and thereafter on each subsequent monthly anniversary, through and including the Maturity Date. All outstanding principal and all accrued and unpaid interest on the Loan is due and payable on the Maturity Date.

            SECTION 2.5 APPLICATION OF PROCEEDS. (a) All proceeds of the Loan, including any interest on the Loan received by the Borrower, shall be used solely in accordance with this Agreement and to support the Borrower's principal business operations in New York, other than for advertising, promotion, and sales operations, which may be conducted outside of the State of New York. In no event shall the Borrower (i) use any portion of the proceeds of the Loan in violation of the preceding sentence or for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (ii) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

            (b) Without limiting the foregoing, the proceeds of the Loan shall be used solely to fund research and development costs for enhancing software and web-enabled systems, expansion of sales force and costs of additional associated administrative personnel, and payment of suppliers for goods and services ordered after the Closing Date.

            (c) The proceeds of the Loan shall not be used to repay any existing debt or payables owed to Borrower's, or any of Borrower's Subsidiary's, respective stockholders, employees, Subsidiaries or Affiliates.

            SECTION 2.6 TERM. The term of this Agreement shall be for a period from the Closing Date to but not including the Maturity Date, unless sooner terminated in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Borrower shall have no right to terminate this Agreement at any time that any principal of or interest on any of the Loan is outstanding, except upon prepayment of all Obligations and the satisfaction of all other conditions set forth in the Loan Documents with respect thereto.

            SECTION 2.7 PERMITTED PREPAYMENT. Notwithstanding anything in this Agreement to the contrary, the Borrower may voluntarily prepay all or any portion of the Loan from time to time, as set out below:

            (a) Lenders must receive the Borrower's written or telephonic prepayment notice by 10:00 a.m. on the third Business Day before the prepayment date, specifying the amount to be prepaid and the prepayment date; and

            (b) all accrued and unpaid interest on the Loan must be paid in full on the prepayment date.

            SECTION 2.8 MANDATORY PREPAYMENT. Notwithstanding anything in this Agreement to the contrary, the Borrower and its Subsidiaries shall apply 100% of the proceeds of any borrowings or equity sales to prepay the outstanding principal balance of the Loan; PROVIDED, HOWEVER, that Borrower may first use up to $150,000 of the proceeds of borrowings or equity sales to repay the existing
$300,000 loan it has outstanding on the date hereof to [      ] (and net income,
if any computed on a quarterly basis, may also be used to repay such $300,000 loan) prior to prepaying Lender. In addition, Borrower may also use up to an additional $150,000 of the proceeds of borrowings or equity sales to fund its operations, so long as it is meeting or exceeding its monthly projections as indicated in a budget provided to, and approved by, Lender pursuant to the terms of this Agreement.

                                   ARTICLE III

                                    SECURITY

            (a) GENERAL. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations, each Grantor hereby grants to the Lender, a Lien on and security interest in, all of its right, title and interest in, to and under all of its assets, wherever located, whether now owned or hereafter acquired, including, without limitation, all of the Accounts, General Intangibles, Receivables, Equipment, Property, Inventory and Investment Property of each Grantor, wherever located, whether now owned or hereafter acquired, and all additions and accessions thereto and substitutions and replacements therefor and improvements thereon, and all proceeds (whether in the form of cash or other property) and products thereof including, without limitation, all proceeds of insurance covering the same.

This Agreement shall constitute a security agreement for purposes of the Code.

            SECTION 3.2 FURTHER SECURITY. Each Grantor also grants to the Lender, as further security for all of the Obligations, a security interest in all of its right, title and interest in and to all property of such Grantor in the possession of or deposited with or in the custody of the Lender or any Affiliate of the Lender or any representative, agent or correspondent of the Lender and in all present and future deposit accounts as that term is defined in the Code. For purposes of this Agreement, any property in which the Lender or any such Affiliate has any security or title retention interest shall be deemed to be in the custody of the Lender or of such Affiliate.

            SECTION 3.3 RECOURSE TO SECURITY. Recourse to security shall not be required for any Obligation hereunder and the Borrower hereby waives any requirement that the Lender exhaust any right or take any action against any of the Collateral before proceeding to enforce the Obligations against the Borrower.

            SECTION 3.4 SPECIAL PROVISIONS RELATING TO INVENTORY.

            (a) ALL INVENTORY. The security interest in the Inventory granted to the Lender hereunder shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title and warehouse receipts, and to proceeds resulting from the sale or other disposition of such Inventory. Until all of the Obligations have been satisfied, the Lender's security interest in such Inventory and in all proceeds thereof shall continue in full force and effect and the Lender shall have, in its sole and absolute discretion at any time if a Default has occurred and is continuing or the Lender in good faith believes that fraud has occurred with respect to the entering into this Agreement by Borrower, the right to take physical possession of such Inventory and to maintain it on the premises of the Borrower, in a public warehouse, or at such other place as the Lender may deem appropriate. Each Grantor represents and warrants that none of the Inventory or other Collateral constitutes farm products or the proceeds thereof.

            (b) NO LIENS. Each Grantor represents and warrants that all of its Inventory is, and will be, owned by it free and clear of all Liens, other than Permitted Liens and Liens in favor of the Lender.

            (c) FURTHER ASSURANCES. Each Grantor will perform any and all steps that the Lender may reasonably request to perfect the Lender's security interests in Borrower's Inventory including, without limitation, placing and maintaining signs, executing and filing financing or continuation statements in form and substance reasonably satisfactory to the Lender, maintaining stock records and conducting lien searches. In each case, each Grantor shall take such action as promptly as possible after requested by the Lender but in any event within ten Business Days after any such request is made except that Borrower shall take such action immediately upon the Lender's request following the occurrence of a Default. Each Grantor shall produce, use, store and maintain the Inventory in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards

Act of 1938, as amended and all rules, regulations and orders related thereto). Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory. If so requested by the Lender in good faith, each Grantor (as promptly as possible after requested by the Lender but in any event within ten (10) Business Days after any such request is made) will deliver (i) to the Lender warehouse receipts covering any of such Grantor's Inventory located in warehouses showing the Lender as the beneficiary thereof and (ii) to the warehouseman such agreements relating to the release of warehouse Inventory as the Lender may reasonably request. If so requested by the Lender, each Grantor shall also submit to the Lender a copy of the annual physical Inventory of such Grantor as observed and tested by its public accountants in accordance with generally accepted auditing standards and GAAP. If so requested by the Lender, each Grantor shall execute and deliver to the Lender a confirmatory written instrument, in form and substance reasonably satisfactory to the Lender, listing its entire Inventory, but any failure to execute or deliver the same shall not limit or otherwise affect the Lender's security interest in and to such Inventory. Upon request by the Lender, each Grantor shall deliver a monthly report of its Inventory, based upon its perpetual inventory, which shall describe such Inventory by category, item (in reasonable detail) and location and report the then appraised value (at the lower of cost or market) of such Inventory and its location. Upon the Lender's request after the occurrence of a Default, the Borrower shall, at its expense deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to the Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which the Lender is expressly permitted to rely. Each Grantor shall produce, use, store and maintain the Inventory in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto). Each Grantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory. Except for in the ordinary course of business, each Grantor shall not sell Inventory to any customer on approval or any other basis which entitles the customer to return or may obligate such Grantor to repurchase such Inventory. Except for in the ordinary course of business, each Grantor shall not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval.

            (d) INVENTORY RECORDS. Each Grantor shall maintain full, accurate and complete records of its Inventory.

            SECTION 3.5 SPECIAL PROVISIONS RELATING TO RECEIVABLES.

            (a) RECORDS, COLLECTIONS, ETC. Each Grantor shall report all customer credits, all returns and recoveries of merchandise and of all claims asserted with respect to merchandise, in each case with an aggregate value in excess of $10,000 to the Lender. Such report shall include a general description of each such return, repossession or recovery of merchandise and a description of such merchandise. Each Grantor shall not settle or adjust any such dispute or claim, or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise in connection with any such dispute or claim, except in the ordinary course of its business, without the Lender's consent. Upon the occurrence and during the continuance of a Default, the Lender may (i) settle or adjust disputes or claims directly with account debtors for amounts and upon terms which it considers advisable and (ii) notify account debtors on Receivables that such Receivables have been assigned to the Lender, and that payments in respect thereof shall be made directly to the Lender.

            (b) RECEIVABLES COVENANTS. Each Grantor shall notify the Lender promptly of any material delay in such Grantor's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor or any material disputes with account debtors or any settlement, adjustment or compromise thereof, all material adverse information relating to the financial condition of any account debtor and any event or circumstance that, to such Grantor's knowledge, could be reasonably expected to result in a Default or a Material Adverse Effect. With respect to each Account of each Grantor: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to the Lender shall be true and complete in all material respects, (ii) none of the transactions giving rise thereto will materially violate any applicable foreign, Federal, State or local laws or regulations, and (iii) all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms. If the Lender, in its discretion, determines that a Default is reasonably expected to occur or upon the occurrence of a Default, the Lender shall have the right at any time or times, in the Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            SECTION 3.6 SPECIAL PROVISIONS RELATING TO EQUIPMENT AND PROPERTY.

            (a) LOCATION. Each item of Equipment of each Grantor, now owned or hereafter acquired, will be kept at the location therefor shown on Schedule 3.6 and may not be moved without the prior written consent of the Lender, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of business. Each Grantor shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of its Equipment, its cost therefor and accumulated depreciation thereof, and retirements, sales, or other dispositions thereof, all of which records shall be available during usual business hours, to any of the officers, employees or agents of the Lender.

            (b) REPAIR. Each Grantor shall keep all of its Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, ordinary wear and tear excepted, and will, consistent with the exercise of its reasonable business judgment, make all repairs and replacements when and where necessary and practical and in a manner sufficient to continue the operation of its business as heretofore conducted. Each Grantor will use or cause its Equipment to be used in accordance in all material respects with law and the manufacturer's instructions.

            (c) DISPOSAL. Where any Grantor is permitted to dispose of any of its Equipment under this Agreement or by any consent thereto hereafter given by the Lender, such Grantor shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity or value of its remaining Equipment.

            (d) EQUIPMENT AND PROPERTY COVENANTS. With respect to the Equipment and Property: (i) upon the occurrence of a Default at any time or times as the Lender may request, deliver or cause to be delivered to Lender written appraisals as to such Equipment and/or such Property in form, scope and methodology reasonably acceptable to the Lender and by an appraiser reasonably acceptable to the Lender, addressed to the Lender and upon which the Lender is expressly permitted to rely; (ii) the Equipment is and shall be used in the applicable Grantor's business and not for personal, family, household or farming use; and (iii) the applicable Grantor assumes all responsibility and liability arising from the use of the Equipment and Property.

            SECTION 3.7 CONTINUATION OF LIENS, ETC. Each Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than claims relating to Liens permitted by the Loan Documents. Each Grantor agrees to comply with the requirements of all state and federal laws to grant to the Lender valid and perfected first priority security interests in the Collateral and shall, upon request of the Lender, obtain, execute and deliver, any and all documents that the Lender shall reasonably be required under applicable to perfect and maintain a first priority security interest in the Collateral, including, without limitation, obtaining executing and delivering one or more deposit account control agreements or control agreements from any depository bank or securities intermediary in possession of any of the Grantors' deposit accounts or Investment Property. The Lender is hereby authorized by each Grantor to sign such Grantor's name on any document or instrument as may be necessary or desirable to establish and maintain the Liens covering the Collateral and the priority and continued perfection thereof or to file any financing or continuation statements or similar documents or instruments covering the Collateral whether or not such Grantor's signature appears thereon. Each Grantor agrees, from time to time, at the Lender's reasonable request, to file notices of Liens, financing statements, similar documents or instruments, and amendments, renewals and continuations thereof, and cooperate with the Lender's representatives, in connection with the continued perfection (and the priority status thereof) and protection of the Collateral and the Lender's Liens thereon. Each Grantor agrees that the Lender may file a carbon, photographic or other reproduction of this Agreement (or any financing statement related hereto) as a financing statement.

            SECTION 3.8 POWER OF ATTORNEY. In addition to all of the powers granted to the Lender hereunder, each Grantor hereby irrevocably designates and appoints the Lender (and all persons designated by the Lender) as such Grantor's true and lawful attorney-in-fact, and authorizes the Lender (and its designees), in its or the Lender's name, to:

            (a) at any time after the occurrence of a Default and such Grantor fails to promptly do so following the written request of Lender, (i) demand payment on the Receivables or other Collateral of each Grantor, (ii) enforce payment of the Receivables of each Grantor by legal proceedings or otherwise,
(iii) exercise all of rights and remedies of each Grantor to collect any Receivable or other Collateral, (iv) sell or assign any Receivable or other Collateral of each Grantor upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew any of the Receivables of each Grantor, (vi) discharge and release any of the Receivables of each Grantor, (vii) prepare, file and sign the name of each Grantor on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any of the Receivables or other Collateral of each Grantor, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by the Lender, and open and dispose of all mail addressed to each Grantor and handle and store all mail relating to the Collateral; and (ix) make any payment or take any action necessary or desirable to protect or preserve any of the Collateral; and (x) do all acts and things which are necessary, in the Lender's determination, to fulfill each Grantor's obligations under this Agreement and the other Loan Documents; and

            (b) at any time after the occurrence of a Default (i) take control in any manner of any item of payment in respect of each Grantor's Receivables or constituting the Collateral or otherwise received in or for deposit in any depositary account of any Grantor or otherwise received by the Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of each Grantor's Receivables or other proceeds of the Collateral are sent or received, (iii) endorse each Grantor's name upon any items of payment in respect of each Grantor's Receivables or constituting Collateral or otherwise received by the Lender and deposit the same in the Lender's account for application to the Obligations, (iv) endorse each Grantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or nonnegotiable documents, and deposit the same in the Lender's account for application to the Obligations, (v) sign each Grantor's name on any verification of each Grantor's Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.

            Each Grantor hereby releases the Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Lender's or any of its officer's, employee's or designee's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The Lender's authority hereunder shall include, without limitation, the authority to execute and give receipt for any certificate of ownership or any document, to transfer title to any item of Collateral and to take any other actions arising from or incident to the powers granted to the Lender under this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are repaid in full.

            SECTION 3.9 PERFECTION OF SECURITY INTERESTS.

            (a) Each Grantor irrevocably and unconditionally authorizes the Lender (or its agent) to file at any time and from time to time such financing statements and similar instruments with respect to the Collateral naming the Lender or its designee as the secured party and the Grantor as debtor, as the Lender may require, and including any other information with respect to the Grantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements and similar instruments filed on, prior to or after the date hereof. Each Grantor hereby ratifies and approves all financing statements naming the Lender or its designee as secured party and each Grantor as debtor with respect to the Collateral (and any amendments with respect to such financing statements and similar instruments) filed by or on behalf of the Lender prior to the date hereof and ratifies and confirms the authorization of the Lender to file such financing statements and similar instruments (and amendments, if any). Each Grantor hereby authorizes the Lender to adopt on behalf of each Grantor any symbol required for authenticating any electronic filing. In no event prior to the payment in full of the Obligations shall any Grantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement or similar instrument (or amendment or continuation with respect thereto) naming the Lender or its designee as secured party and the Grantor as debtor, without the prior written consent of the Lender.

            (b) Each Grantor represents and warrants to the Lender that neither such Grantor nor any Subsidiary of such Grantor, has any chattel paper (whether tangible or electronic) or instruments as of the date hereof. Each Grantor covenants to the Lender that in the event that any Grantor or any Subsidiary of any Grantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, such Grantor or Subsidiary shall promptly notify the Lender thereof in writing. Promptly upon the receipt thereof by a Grantor, such Grantor shall deliver, or cause to be delivered to the Lender, all tangible chattel paper and instruments that such Grantor may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify, in each case except as the Lender may otherwise agree. At the Lender's option, each Grantor shall, or the Lender may at any time on behalf of each Grantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to the Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper] [instrument] is subject to the security interest of Aegis NY Venture Fund, LP, as Lender, and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party."

            (c) In the event that any Grantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Grantor shall promptly notify the Lender thereof in writing. Promptly upon the Lender's request, such Grantor shall take, or cause to be taken, such actions as the Lender may reasonably request to give the Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

            (d) Each Grantor represents and warrants to Lender that neither such Grantor nor any Subsidiary of such Grantor has any deposit accounts as of the date hereof, except as set forth on Schedule 3.9(d) hereof. Each Grantor represents, warrants and covenants with Lender, that neither such Grantor nor any Subsidiary of such Grantor, shall, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) the Lender shall have received not less than one (1) Business Days prior written notice of the intention of such Grantor or Subsidiary to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to the Lender the name of the account, the owner of the account, the name and address of the bank or other financial institution at which such account is to be opened or established, the individual at such bank or other financial institution with whom such Grantor or Subsidiary is dealing and the purpose of the account and
(ii) on or before the opening of such deposit account, such Grantor or Subsidiary shall as the Lender may specify either (A) deliver to the Lender a Deposit Account Control Agreement with respect to such deposit account of the Grantor or Subsidiary duly authorized, executed and delivered by such Grantor or Subsidiary and the bank at which such deposit account is opened and maintained or (B) arrange for the Lender to become the customer of the bank with respect to such deposit account of the Grantor or Subsidiary on terms and conditions acceptable to the Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor's employees.

            (e) Each Grantor represents and warrants to Lender that, except for the equity interests set forth on SCHEDULE 3.9(e) hereof, no Grantor nor any Subsidiary of any Grantor owns or holds, directly or indirectly, beneficially or as record owner or both, any Investment Property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof. Each Grantor covenants to the Lender that:

                  (i) In the event that such Grantor or any Subsidiary of such
            Grantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Grantor shall, or shall cause such Subsidiary to, promptly endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify, which instruments of transfer or assignment shall not be executed by the Lender unless a Default exists. If any securities, now or hereafter acquired by any Grantor or any Subsidiary of any Grantor are uncertificated and are issued to such Grantor or any Subsidiary of such Grantor or its nominee directly by the issuer thereof, then such Grantor shall, or shall cause such Subsidiary to, immediately notify the Lender thereof and shall, during the existence of a Default, at the Lender's option, either (A) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the applicable Grantor, Subsidiary or such nominee, or (B) arrange for the Lender to become the registered owner of the securities; and

                  (ii) No Grantor shall, nor shall any Grantor permit any of its
            Subsidiaries to, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) the Lender shall have received not less than one (1) Business Day prior written notice of the intention of such Grantor or Subsidiary to open or establish such account which notice shall specify in reasonable detail and specificity reasonably acceptable to the Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom the applicable Grantor or Subsidiary is dealing and the purpose of the account and (B) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, the applicable grantor or Subsidiary shall as the Lender may specify either (1) execute and deliver, and cause to be executed and delivered to the Lender, a Control Agreement with respect thereto duly authorized, executed and delivered by the Borrower or any Subsidiary and such securities intermediary or commodity intermediary or (2) arrange for the Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to the Lender.

            (f) Each Grantor represents and warrants to the Lender that neither such Grantor nor any Subsidiary of such Grantor is the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof. Each Grantor covenants with the Lender that in the event that such Grantor or any Subsidiary of such Grantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Grantor shall, and shall cause such Subsidiary to, promptly notify the Lender thereof in writing. Such Grantor shall, and shall cause each Subsidiary to, immediately, as the Lender may specify, either (i) deliver, or cause to be delivered to the Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to the Lender, consenting to the assignment of the proceeds of the letter of credit to the Lender by such Grantor or the applicable Subsidiary during the existence of a Default and agreeing to make all payments thereon during the existence of a Default directly to the Lender or as the Lender may otherwise direct, or (ii) cause the Lender to become, at the Grantor's and any Subsidiary's expense during the existence of a Default or and upon the occurrence and continuation of a Default, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

            (g) Each Grantor represents and warrants to the Lender that neither such Grantor nor any Subsidiary of such Grantor is the plaintiff in any pending commercial tort claims as of the date hereof. Each Grantor covenants with the Lender that in the event that such Grantor or any Subsidiary of such Grantor shall at any time after the date hereof become the plaintiff in any pending commercial tort claims, such Grantor shall, and shall cause such Subsidiary to, promptly notify the Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by the applicable Grantor and/or any Subsidiary to the Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by a Grantor or any Subsidiary to the Lender shall be deemed to constitute such grant to the Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of the Lender provided in Section 3.9(a) hereof or otherwise arising by the execution by the Grantors and any Subsidiary of this Agreement, the Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements and similar instruments naming the Lender or its designee as secured party and the Grantors as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Grantor or any Subsidiary shall promptly upon the Lender's request, execute and deliver, or cause to be executed and delivered, to the Lender such other agreements, documents and instruments as the Lender may require in connection with such commercial tort claim.

            (h) Each Grantor shall, and shall cause each of its Subsidiaries to, take any other actions reasonably requested by the Lender from time to time to cause the attachment, perfection and first priority of, and the ability of the Lender to enforce, the security interest of the Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and similar instruments and amendments relating thereto under the Code or other applicable law, to the extent, if any, that the Grantor's signature thereon is required therefor, (ii) causing the Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the security interest of the Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the Code or by other law, as applicable in any relevant jurisdiction.

            SECTION 3.10 RIGHT TO CURE. If a Grantor has failed to take any of the actions specified below, then the Lender may, at its option and upon written notice to the Borrower, (a) cure any default by a Grantor under any agreement with a third party that materially affects the Collateral, its value or the ability of the Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of the Lender therein or the ability of any Grantor to perform its obligations hereunder or under the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Grantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in the Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of the Lender with respect thereto. The Lender may add any amounts so expended to the Obligations, such amounts to be repayable by the Borrower on demand. The Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of ant Grantor. Any payment made or other action taken by the Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

                                   ARTICLE IV

                           INTEREST, FEES AND EXPENSES

            SECTION 4.1 INTEREST. Interest shall accrue on the Loan from the Closing Date, through and including the date the Loan and all interest thereof is paid in full, subject to the default provisions set forth below, as follows:

                  (i) ten and one half percent (10.50%) per annum from the
            Closing Date through, but not including, the third monthly anniversary of the Closing Date; and

                  (ii) thereafter, increasing by three quarters of one percent
            (0.75%) per annum, during and for each subsequent three month period.

            SECTION 4.2 INTEREST AFTER EVENT OF DEFAULT. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been cured or waived, interest on the Loan shall accrue at a rate per annum equal to the rate that would be otherwise applicable thereto under Section 4.1 plus an additional seven percent (7%) ("Default Interest").

            SECTION 4.3 CALCULATIONS. All calculations of interest and fees hereunder shall be made by the Lender on the basis of the actual number of days elapsed in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate, fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 4.4 TAXES.

            (a) Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interest and all other liabilities with respect thereto ("Taxes"), excluding in the case of the Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on the Lender by any applicable jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan to or for the benefit of the Lender, (A) the sum payable shall be increased as shall be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 4.4) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar taxes or levies ("Other Taxes") that arise at any time or from time to time (i) from any payment made under any and all Loan Documents, or (ii) from the execution or delivery by the Borrower or any Grantor of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Lender of its rights under, any and all Loan Documents.

            (c) The Borrower agrees to indemnify and hold harmless the Lender and its officers, directors affiliates and agents for the full amount of (i) Taxes imposed on or with respect to amounts payable hereunder and (ii) Other Taxes; PROVIDED, HOWEVER, that in no event shall the Borrower be required to indemnify the Lender for any taxes imposed on the Lender's net income or for any franchise taxes imposed on the Lender by any applicable jurisdiction.

            (d) Within thirty days after the date of any payment of Taxes or Other Taxes, the Borrower will, upon request, furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.4 shall survive the indefeasible payment in full of the Obligations.

            Section 4.5 FEES. At Closing, if not previously paid, the Borrower shall pay the Lender a closing fee of $5,000 (the "Closing Fee") to compensate the Lender for expenses incurred associated with underwriting and closing of the Loan.

                                    ARTICLE V

                              CONDITIONS OF LENDING

            SECTION 5.1 CONDITIONS PRECEDENT TO THE LOAN. The obligation of the Lender to fund the Loan is subject to the satisfaction of the following conditions:

            (a) the Lender shall have received the following, each dated as of the date of the funding of the Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                  (i) the Note evidencing the Loan, duly executed by the
            Borrower;

                  (ii) the Warrant Purchase Agreement and Warrants specified in
            Section 2.3(a);

                  (iii) the Intellectual Property Security Agreement, duly
            executed by the Borrower;

                  (iv) the Deposit Account Control Agreement, duly executed by all parties thereto;

                  (v) the Cohen Guaranty, duly executed by Mr. Peter Cohen;

                  (vi) the Bishara Guaranty, duly executed by Mr. Jason Bishara;

                  (vii) the Subsidiary Guaranty, duly executed and delivered;

                  (viii) a solvency certificate, with respect to the Subsidiary
            Guarantor, duly executed by an applicable Responsible Officer of the Subsidiary Guarantor, in form, scope and substance satisfactory to Lender and its counsel;

                  (ix) an audited consolidated balance sheet as of December 31,
            2005, and an statement of operations and cash flows for the year ended December 31, 2005, in each case, certified has having been prepared in accordance with GAAP, along with an Officer's Certificate of a Responsible Officer of Borrower certifying that since December 31, 2005, no material and adverse change in the business, assets, operations or financial condition of the Borrower's and its subsidiaries' businesses shall have occurred;

                  (x) an opinion of counsel for the Borrower, in form, scope and substance satisfactory to Lender and its counsel, covering such matters incident to the transactions contemplated by this Agreement as the Lender and its counsel may reasonably require, including, without limitation, that the Lender has a first priority perfected security interest in all the Collateral;

                  (xi) copies of certificates of insurance that evidence all policies of insurance required by this Agreement and the other Loan Documents, together with loss payee endorsements for all such policies naming the Lender as lender loss payee and an additional insured;

                  (xii) a copy of the budget and projections of the Borrower and its Subsidiaries for the fiscal years of 2006 and 2007 along with monthly cash reports for January and February 2006, accompanied by a certificate executed by the Chief Operating Officer of the Borrower certifying to the Lender that such budget, projections and cash reports have been prepared in good faith based upon the assumptions contained therein and all information available at the time of preparation thereof and, as of the date of such certificate, such Chief Operating Officer is not aware that of any information contained in such budget, projections or cash reports is false or misleading in any material respect or of any omission of information which causes such budget, projections or cash reports to be false or misleading in any material respect;

                  (xiii) copies of the Governing Documents of the Borrower and its Subsidiaries and a copy of the resolutions of the Board of Directors (or similar evidence of authorization) of the Borrower and its Subsidiaries authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which the Borrower and/or its Subsidiaries is or is to be a party, as applicable, and the transactions contemplated hereby and thereby, attached to which is a certificate of the Secretary of the Corporation certifying (A) that such copies of the Governing Documents and resolutions (or similar evidence of authorization) are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of each such entity authorized to sign the Loan Documents to which it is a party;

                  (xiv) with respect to the Borrower and its Subsidiaries, a good standing certificate from the Secretary of State of (A) its state of incorporation or formation and (B) each state in which it is qualified as a foreign entity, each dated within ten days of the Closing Date;

                  (xv) a Collateral Access Agreement for each parcel of Property specified on Schedule 5.1(a)(xv), duly executed by the lessor of such Property;

                  (xvi) non-compete and confidentiality agreements from the
            Responsible Officers of the Borrower covering, at a minimum, the period from the closing Date through and including the second anniversary thereof, in form, scope and substance satisfactory to Lender and its counsel;

                  (xvii) a certification as to Borrower's non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code, signed by the Borrower;

                  (xviii) An Officer's Certificate certified by the Chief
            Operating Officer of the Borrower certifying that after giving effect to the execution and delivery of the Loan Documents, no Default shall exist under the Loan Documents; and

                  (xix) such other agreements, instruments, documents and
            evidence as the Lender and its counsel in good faith deems necessary in its reasonable discretion in connection with the transactions contemplated hereby.

            (b) There shall be no pending or, to the knowledge of the Borrower threatened litigation, proceeding, inquiry or other action (i) seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or
(ii) which affects or could affect the business, prospects, operations, assets, liabilities or condition (financial or otherwise) of the Borrower, or any other litigation, proceeding, inquiry or other action that could not reasonably be expected to have a Material Adverse Effect.

            (c) The Borrower shall have paid, or shall have authorized the Lender to deduct from the proceeds of the Loan, the Closing Fee, and an amount to reimburse Lender for all reasonable fees and expenses of the Lender incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, without limitation, reasonable fees and expenses of counsel to the Lender in connection therewith), in an amount not to exceed $ 12,500 in the aggregate.

            (d) Except for filings required to perfect the Liens of the Lender, all of which shall have been completed prior to or contemporaneously with, the Closing, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the continuing.

            (e) The Borrower is a "qualified business" pursuant to New York CAPCO Law.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF THE BORROWER; RELIANCE BY LENDER. The Borrower represents and warrants to the Lender as of the Closing Date as follows:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or currently proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing in each jurisdiction where it presently is, or currently proposes to be, engaged in business, except to the extent that the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 6.1(a) specifies the jurisdiction in which the Borrower is organized and all jurisdictions in which the Borrower is qualified to do business as a foreign corporation as of the Closing Date. Except as set forth on schedule 6.1(a), the Borrower has no Subsidiaries.

            (b) LOCATIONS OF OFFICES, RECORDS AND COLLATERAL. The address of the principal place of business and chief executive office of the Borrower and each of its Subsidiaries is, and the books and records of the Borrower and each of its Subsidiaries and all of its respective chattel paper and records of its respective Receivables are maintained exclusively in its possession, at its address specified in Schedule 6.1(b), in New York. There is currently no location at which the Borrower or any of its subsidiaries maintains any Collateral other than the locations specified for it in Schedule 6.1(b).
Schedule 6.1(b) specifies all Property of the Borrower and its Subsidiaries, and indicates whether each location specified therein is leased or owned, and whether any Collateral is in the possession or control of any Person other than the Borrower or one of its Subsidiaries.

            (c) AUTHORITY. Each of the Borrower and the Grantors has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All action necessary for the execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents (including the consent of equity holders where required) has been taken.

            (d) ENFORCEABILITY. This Agreement is and, when executed and delivered, each other Loan Document, will be, the legal, valid and binding obligation of the Borrower and each of its Subsidiaries, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) general principles of equity.

            (e) NO CONFLICT. The execution, delivery and performance by the Borrower and each of its Subsidiaries of each Loan Document to which it is a party does not and will not contravene (i) any of the Governing Documents of the Borrower or its Subsidiaries, as applicable, (ii) any Requirement of Law or
(iii) any Material Contract and will not result in the imposition of any Liens upon any of the properties of the Borrower or any of its Subsidiaries, except in favor of the Lender.

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

            (f) CONSENTS AND FILINGS. No consent, authorization or approval of, or filing with or other act by, any equity holder of the Borrower, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby or the continuing operations of the Borrower following such consummation, except (i) those that have been obtained or made and are specified on Schedule 6.1(f) hereto and (ii) the filing of financing and termination statements under the Code.

            (g) OWNERSHIP; CAPITALIZATION. The authorized capital stock of the Borrower consists of 100,000,000 shares of common stock, par value .0001 per share, 30,781,050 of which are issued and outstanding as of the date hereof. Except as set forth on Schedule 6.1(g), there are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Borrower or any of its subsidiaries, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Borrower or any of its Subsidiaries to issue or dispose of any of its equity securities or any ownership interest therein. The capital stock of the Borrower is owned by the Persons and in the amounts specified in Schedule 6.1(g).
Schedule 6.1(g) sets forth the exact correct legal name of (i) the Borrower and each of its Subsidiaries, as specified in the public record of the jurisdiction of its organization and (ii) the Persons that own the capital stock therein. Except with respect to the Loan Documents, neither the Borrower nor any of its Subsidiaries is a party to, or obligated under, any registration rights, warrant purchase or other similar or comparable type of agreement.

            (h) SOLVENCY. Immediately before, and immediately after, giving effect to the transactions contemplated by the Loan Documents, the Borrower and the Subsidiary Guarantor are Solvent as of the Closing Date.

            (i) FINANCIAL DATA. The Borrower has delivered to the Lender an audited balance sheet of the Borrower and its Subsidiaries as of December 31, 2005(the "Balance Sheet"), and audited statements of income and cash flows for the fiscal years ended December 31, 2005 and December 31, 2004, respectively (such financial statements together with the notes to such financial statements, collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP and, on that basis, fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of the respective dates thereof and for the respective periods indicated. Except as specified on the Balance Sheet (or on Schedule 6.1(j)), neither the Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, of any type or nature.

            (j) ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.1(j), or permitted or contemplated by this Agreement, since the date of the Balance Sheet, neither the Borrower nor any of its Subsidiaries has (a) suffered any damage, destruction or casualty loss to its physical properties which are material and adverse to the Borrower and its Subsidiaries; (b) incurred or discharged any obligation or liability, contingent or otherwise, except in the ordinary course of business; (c) suffered any material adverse change in the business, operations, affairs, prospects or financial condition of the Borrower, its Subsidiaries, the Borrower Business or the Borrower Assets; or (d) increased the rate or terms of compensation payable or to become payable by the Borrower or any of its Subsidiaries to its directors, officers or key employees or increased the rate or terms of any bonus, pension or other employee benefit plan covering any of its directors, officers or key employees.

            (k) INDEBTEDNESS; LIENS. Other than as set forth in the Balance Sheet or on Schedule 6.1(k), each of the Borrower and its Subsidiaries owns all of its respective assets free and clear of all Liens, and neither the Borrower nor any of its Subsidiaries has any Indebtedness, has granted any Liens on any of its respective assets, owns any material assets or engages in any business.

            (l) NO JOINT VENTURES OR PARTNERSHIPS. The Borrower is not engaged in any joint venture or partnership with any other Person.

            (m) CORPORATE AND TRADE NAME; ORGANIZATIONAL IDENTIFICATION NUMBER. Except as set forth on Schedule 6.1(m), during the past five years, neither the Borrower nor any of its Subsidiaries has been known by or used any other corporate, trade or fictitious name except for its name as set forth on the signature page of this Agreement. The exact legal name of the Borrower and each of its Subsidiaries is as set forth on the signature page of this Agreement.

            (n) NO ACTUAL OR PENDING MATERIAL MODIFICATION OF BUSINESS. There exists no actual or, to the best of the Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower or any of its Subsidiaries with any customer or group of customers which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

            (o) NO BROKER'S OR FINDER'S FEES. No broker or finder brought about the obtaining, making or closing of the Loan or financial accommodations afforded hereunder or in connection herewith by the Lender, the Lender or any of its respective Affiliates. No broker's or finder's fees or commissions will be payable by the Borrower to any Person in connection with the transactions contemplated by this Agreement.

            (p) INVESTMENT COMPANY. The Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loan nor the consummation of the other transactions contemplated by this Agreement or the other Loan Documents will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (q) FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States. The proceeds of the Loan will be used only for the purposes contemplated hereunder.

            (r) TAXES AND TAX RETURNS.

                  (i) The Borrower and each of its Subsidiaries has properly completed and timely filed all income tax returns it is required to file. The information filed within such tax returns is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been established in accordance with GAAP.

                  (ii) All taxes, assessments, fees and other governmental
            charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and the Borrower and its Subsidiaries have no liability for taxes in excess of the amounts so paid or reserves so established.

                  (iii) No deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Borrower or any of its Subsidiaries and no tax Liens have been filed with respect thereto. There are no pending or threatened audits, investigations or claims for or relating to any liability of the Borrower or any of its Subsidiaries for taxes and there are no matters under discussion with any Governmental Authority which could result in an additional liability for taxes. The federal income tax returns of the Borrower and its Subsidiaries have never been audited by the Internal Revenue Service. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Borrower or any of its Subsidiaries.

                  (iv) Neither the Borrower nor any of its Subsidiaries is a
            party to, or has any obligation under, any written tax sharing agreement or agreement regarding payments in lieu of taxes. The Borrower is not a "foreign person" within the meaning of Section 1445(b)(2) of the Internal Revenue Code, and the Borrower will furnish the Lender at the Closing with an affidavit to that effect, in form, scope and substance reasonably satisfactory to the Lender.

            (s) NO JUDGMENTS OR LITIGATION. Except as specified in Schedule 6.1(s), no judgments, orders, writs or decrees are outstanding against the Borrower or any of its Subsidiaries, nor is there now pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower or any of its Subsidiaries.

            (t) TITLE TO PROPERTY. Each of the Borrower and each of its Subsidiaries has (i) good and marketable fee simple title to or valid leasehold interests in all of its respective Property and (ii) good and marketable title to all of its respective other property, in each case free and clear of Liens.

            (u) INVESTMENTS. The Borrower has not committed to make any Investment.

            (v) NO DEFAULTS. On the Closing Date, after giving effect to the transactions contemplated hereby, neither the Borrower nor any of its Subsidiaries is in default under any term of any Material Contract.

            (w) RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All of the Collateral of the Borrower and its Subsidiaries is owned or leased by each such entity free and clear of any and all Liens in favor of third parties, other than Liens in favor of the Lender and Permitted Liens. Upon the occurrence of the filings specified in Schedule 6.1(w), the Liens granted by the Borrower and its Subsidiaries to the Lender pursuant to the Loan Documents will constitute valid, enforceable and perfected first priority Liens on the Collateral.

            (x) ERISA. The Borrower and each of its Subsidiaries is in compliance with ERISA. Neither the Borrower nor any of its Subsidiaries has any "employee benefit plan," as defined in ERISA. Neither the Borrower nor any of its Subsidiaries, is or was at any time, obligated to contribute to any employee pension benefit plan that is or was a "multi-employer plan," as defined in ERISA.

            (y) INTELLECTUAL PROPERTY. Schedule 6.1(y) sets forth a list, as of the date hereof, of all Intellectual Property used to conduct the business and operations of the Borrower and its Subsidiaries, as it is now being conducted and as it is proposed to be conducted following the date hereof (as currently conducted and as contemplated to be conducted, the "BORROWER BUSINESS"). The Borrower or one of its Subsidiaries owns, possesses, has the exclusive right to make, use, sell and license, has the right to bring actions for the infringement of, and where necessary, has made timely and proper application for protection of, all Intellectual Properties that are used in the Borrower Business or that comprise a portion of the Borrower Assets (the "BORROWER INTELLECTUAL PROPERTY"). Neither the Borrower nor any of its Subsidiaries has granted any third party any outstanding licenses or other rights to any of the Borrower Intellectual Property, and neither the Borrower nor any of its Subsidiaries is liable, or has made any contract or arrangement whereby it may become liable, to any person for any royalty or other compensation for the use of any Borrower Intellectual Property. Neither the Borrower nor any of its Subsidiaries, has received notice of any claim that any Borrower Intellectual Property infringes any Intellectual Property right of any third party and there is no basis for such claim. No claim or litigation is pending, or, to the best of Borrower's knowledge, threatened, against the Borrower or any of its Subsidiaries that contests the rights of the Borrower and its Subsidiaries in, to and under the Borrower Intellectual Property. All employees and consultants of the Borrower and its Subsidiaries and any other third parties who have been involved in product development for the Borrower Business, have executed invention assignment agreements and all employees and consultants who have access to confidential or trade secret information concerning the technology or products of the Borrower Business have executed nondisclosure agreements.

            (z) COMPLETENESS OF BORROWER ASSETS. The Borrower Assets, as listed on Schedule 6.1(z), constitute in every material respect, all of the assets that have been used in the operation of the Borrower Business, and that are sufficient to continue to operate the Borrower Business in the manner in which it has been conducted by the Borrower prior to the date hereof and as it is proposed to be conducted following the date hereof.

            (aa) COMPLIANCE WITH LAWS. Borrower and each of its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments (including but not limited to all export control laws and regulations of the United States of America or any governmental, authority or agency of the United States government, the Securities Act of 1933, as amended, and the rules and regulations thereunder and the Securities Exchange Act of 1934, and the rules and regulations thereunder.

            (bb) THE BROKER'S E-VANTAGE SYSTEM. Borrower's e- Vantage software system has all of the functionality described in the schedule attached hereto as
Schedule 6.1(bb) (the "Borrower Business Description").

            (cc) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 6.1(z), (i) neither the Borrower nor any of its Subsidiaries, is the subject of any judicial or administrative proceeding or investigation relating to the violation of any Environmental Law or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials,
(ii) neither the Borrower nor any of its Subsidiaries has filed with or received from any Governmental Authority or other Person any notice, order, stipulation or directive under any Environmental Law, nor is the Borrower aware of any pending discussions within any Governmental Authority, concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by the Borrower or any of its Subsidiaries, or of the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of the Borrower or any of its Subsidiaries, (iii) the Borrower and its Subsidiaries have disposed of all of their respective waste in accordance with all applicable laws and have not improperly stored or disposed of any waste at, on, beneath or adjacent to any of its respective property and none of its respective property contains any waste fill, (iv) neither the Borrower nor any of its Subsidiaries has any contingent liability for any release of any Hazardous Materials, and there has been no spill or release of any Hazardous Materials at any of the Properties in violation of Environmental Laws, (v) all Properties have at all times been free, of Hazardous Materials and underground storage tanks and (vi) none of the Properties have ever been used as a waste disposal site, whether registered or unregistered.

            (dd) LICENSES AND PERMITS. Each of the Borrower and each of its Subsidiaries has obtained and holds in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its respective business as presently conducted and as proposed to be conducted.

            (ee) GOVERNMENT REGULATION. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or to consummate the transactions contemplated by this Agreement and the other Loan Documents.

            (ff) MATERIAL CONTRACTS. Set forth on Schedule 6.1(cc) is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries, showing as of the date hereof, the parties thereto and the subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by the Borrower or one of its Subsidiaries and, to the Borrower's knowledge, each other party thereto. Except as specified in Schedule 6.1(cc), each Material Contract of the Borrower and its Subsidiaries is in full force and effect and is binding upon and enforceable against the Borrower or one of its Subsidiaries, as applicable, and, to the

Borrower's knowledge, all parties thereto in accordance with its terms, and there exists no default under any such contract of the Borrower by any party thereto.

            (gg) QUALIFIED BUSINESS. The Borrower is a "qualified business" pursuant to the New York CAPCO Law and all facts and materials provided to the Lender and submitted to the Insurance Department of the State of New York on March ____, 2006, as specified in Schedule 6.1(dd) hereof, are true and correct in all respects regarding the current and intended business of the Borrower and its Subsidiaries. In addition:

                  (i) The Borrower's primary business is and will continue to remain in manufacturing, processing (including electronic processing of credit card and check transactions) and/or assembling products;

                  (ii) The Borrower does not and will not incur more than 20% of its expenses and does not receive more than 20% of its income from:

                        (A) retail sales;

                        (B) real estate development;

                        (C) the business of financial services including
                  insurance, banking or lending, but excluding electronic processing of credit card and check transactions; or

                        (D) the provision of professional services provided by
                  accountants, attorneys or physicians.

                  (iii) The Borrower was not formed or organized, directly or indirectly, by the Lender or an Affiliate of Lender.

                  (iv) The Borrower agrees to maintain its headquarters and
            principal place of business operations within the State of New York and in the New Windsor Empire Zone for at least two years after the Closing Date. The Borrower agrees to use the Loan proceeds primarily to support its business operations within the State of New York, including at all times while the Loan is outstanding, keeping at least 80% of its employees employed in the State of New York.

                  (v) The Borrower's Empire Zone certificate is valid and it remains in full force and effect.

            (hh) BUSINESS PLAN. The Business Plan, budget, projections and monthly cash statements, delivered by the Borrower to the Lender pursuant to
Section 5.1(a)(xii) hereof, were prepared in good faith on the basis of assumptions which were fair in the context of the conditions existing at the time of delivery thereof, and, with respect to the projections contained therein, represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (ii) AFFILIATE TRANSACTIONS. Except as specified in Schedule 6.1(ff) hereto, neither the Borrower nor any of its Affiliates is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any of its Subsidiaries is a party.

            (jj) BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by the Borrower or any of its Subsidiaries maintained at any bank or other financial institution as of the date hereof are set forth in Schedule 6.1(jj).

            (kk) NO MATERIAL MISSTATEMENTS. The written and oral information provided by the Borrower or any of its Subsidiaries to the Lender in connection with the Loan Documents, including, without limitation, the documents and information delivered pursuant thereto, or in connection therewith, and the Borrower Business Description, do not contain any material misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ll) PATRIOT ACT AND RELATED MATTERS. Neither the making of the Loan nor the entering into of any of the Loan Documents nor the use of the proceeds of the Loan violates the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Borrower, warrants, represents and covenants to Lender that, as of the date hereof, neither Borrower nor any of its Affiliates or Subsidiaries is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13,224 Blocking Property and Prohibiting Transaction With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Re. 49,079 (September 24,
2001) ("EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated Nationals and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf), (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO 13224, or (iv) who is otherwise affiliated with any entity or person listed in subparts (i)-(iv) above (any and all parties or persons described in subparts
(i)-(iv) above are herein referred to as a "Prohibited Person"). Borrower covenants and agrees that neither Borrower nor any of Borrower's Affiliates or Subsidiaries, will (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenant and agree to deliver to Lender any such certification or other evidence as may be requested by Lender in its sole discretion, confirming that
(i) neither Borrower nor any of its Subsidiaries or Affiliates is a Prohibited Person and (ii) neither Borrower nor any of its Subsidiaries or Affiliates has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

            (mm) PRIOR SALE OF SECURITIES. All prior sales of securities and notes by the Borrower, its Subsidiaries and each of their respective representatives have been in accordance with applicable securities laws and no purchaser of the Borrower's securities or notes has any recision right or other contract, arrangement or understanding with respect to those securities and notes.

      All representations and warranties made by the Borrower and its Subsidiaries in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby and thereby. The Borrower acknowledges and confirms that the Lenders are relying on such representations and warranties without independent inquiry in entering into this Agreement.

                                   ARTICLE VII

                            COVENANTS OF THE BORROWER

            SECTION 7.1 AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, until payment and satisfaction of all Obligations in full, except as consented to in writing by the Lender:

            (a) CORPORATE EXISTENCE. The Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain its existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, and (iii) continue in the same lines of business as presently conducted by it.

            (b) MAINTENANCE OF PROPERTY. The Borrower shall maintain all of its Equipment and Property in accordance with Section 3.6.

            (c) AFFILIATE TRANSACTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, not to conduct transactions with any of its Affiliates, unless such transaction shall be on a basis no less favorable to the Borrower or its Subsidiary than would apply in a transaction with a non-Affiliate and which are approved by the board of directors (or similar governing body) of the Borrower or Subsidiary. Borrower and its Subsidiaries will not make any payments or distributions to employees, stockholders or Affiliates while the Loan is outstanding other than salaries set forth in the Business Plan and reimbursements of reasonable business expenses incurred in the ordinary course after funding of the Loan, in each case without the Lender's prior written consent.

            (d) TAXES. The Borrower shall, and shall cause each of its Subsidiaries to, pay, when due, (i) all tax assessments, and other governmental charges and levies imposed against it or any of its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that, unless such tax assessment, charge, levy or claim has become a Lien on any of the property of the Borrower or any of is Subsidiaries, it need not be paid if it is being contested in good faith, by appropriate proceedings diligently conducted and an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.

            (e) REQUIREMENTS OF LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all Requirements of Law applicable to it, including, without limitation, all applicable federal, state, local or foreign laws and regulations, including, without limitation, those relating to environmental and employee matters (including the collection, payment and deposit of employees' income, unemployment, Social Security and Medicare hospital insurance taxes) and with respect to pension liabilities

            (f) INSURANCE. Borrower (including its Subsidiaries) shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Such policies of insurance shall be reasonably satisfactory to the Lender as to form, amount and insurer. The Borrower shall furnish certificates, policies or endorsements to the Lender as the Lender shall request as proof of such insurance, and, if the Borrower fails to do so, the Lender is authorized, but not required, to obtain such insurance at the expense of the Borrower. All policies shall provide for at least thirty (30) days prior written notice to the Lender of any cancellation or reduction of coverage and that the Lender may act as attorney for the Borrower in obtaining, and at any time a Default exists, adjusting, settling, amending and canceling such insurance. The Borrower shall cause the Lender to be named as a loss payee and an additional insured (but without any liability for the Borrower premiums) under such insurance policies and the Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to the Lender. Such Lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to the Lender as its interests may appear and further specify that the Lender shall be paid regardless of any act or omission by the Borrower or any of its Affiliates. In the event of a loss that results in a Material Adverse Effect, at its option, the Lender may apply any insurance proceeds received by the Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as the Lender may reasonably determine or hold such proceeds as cash collateral for the Obligations. In all other circumstances, the Borrower shall determine whether the insurance proceeds shall be applied to the cost of repairs or replacement of Collateral or to payment of the Obligations.

            (g) BOOKS AND RECORDS; INSPECTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, (i) maintain books and records (including computer records and programs) of account pertaining to the assets, liabilities and financial transactions of the Borrower and its Subsidiaries in such detail, form and scope as is consistent with good business practice and (ii) provide the Lender and its agents and representatives with access to the premises of the Borrower and its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, but in all events upon at least one (1) Business Day notice, and at any time after the occurrence and during the continuance of a Default, for the purposes of (A) inspecting and verifying the Collateral, (B) inspecting and copying (at the Borrower's expense) any and all records pertaining thereto, and (C) discussing the affairs, finances and business of the Borrower and its Subsidiaries with any officer or director thereof or with the auditors of the Borrower, all of whom are hereby authorized to disclose to the Lender all financial statements, work papers, and other information relating to such affairs, finances or business. After the occurrence and during the continuance of a Default, the Borrower shall reimburse the Lender for the reasonable travel and related expenses of the Lender's employees or, at the Lender's option, of such outside accountants or examiners as may be retained by the Lender. If the Lender's own employees are used, the Borrower shall also pay such reasonable per diem allowance as Lender shall request per day, or, if outside examiners or accountants are used, the Borrower shall also pay the Lender the direct out-of-pocket expenses as the Lender may be obligated to pay as fees therefor. The Borrower hereby authorize the Lender to communicate directly with the Auditors to disclose to the Lender any and all financial information regarding the Borrower including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of the Borrower.

            (h) QUALIFIED BUSINESS. The Borrower shall continue to maintain its status of a "Qualified Business" pursuant to the New York CAPCO law and shall continue to maintain its headquarters and principal place of business in New York.

            (i) NOTIFICATION REQUIREMENTS. The Borrower shall timely give the Lender the following notices and other documents:

                  (i) NOTICE OF DEFAULTS. Promptly, and in any event within five
            Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail.

                  (ii) PROCEEDINGS OR CHANGES. Promptly, and in any event within five Business Days after the Borrower becomes aware of (A) any proceeding (other than those disclosed in this Agreement and the Schedules to this Agreement) including, without limitation, any proceeding the subject of which is based in whole or in part on a commercial tort claim being instituted or threatened to be instituted by or against the Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $10,000 in the aggregate, (B) any order, judgment or decree involving a sum, together with the sum of all other orders, judgments or decrees, in excess of $10,000 in the aggregate being entered against the Borrower or any of its Subsidiaries or any of its property or assets, (C) any material notice or correspondence issued to the Borrower or Subsidiary thereof by a Governmental Authority warning, threatening or advising of the commencement of any investigation involving the Borrower or Subsidiary or any of its property or assets, (D) any change, development or event which has or could reasonably be expected to have a Material Adverse Effect, (E) the cessation of the business relationship with any customer of the Borrower whose purchases have accounted for more than 10% of the sales of the Borrower in any year since the year ending December 31, 2003, (F) a change in the location of any Collateral from the locations specified in Schedule 6.1(b) except for changes as otherwise permitted herein or (G) a proposed or actual change of the name, identity, corporate structure or jurisdiction of organization or formation of the Borrower or any of its Subsidiaries, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken by the Borrower with respect thereto.

                  (iii) MATERIAL CONTRACTS. Promptly, and in any event within ten Business Days after any Material Contract is terminated or amended in any material respect, or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (iv) ENVIRONMENTAL MATTERS. Promptly, and in any event within ten Business Days after receipt by the Borrower thereof, copies of each (A) written notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any of its Subsidiaries, (B) written notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging violations of any Environmental Law or requiring the Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or Hazardous Materials into the environment, or (C) written notice from a Governmental Authority or other Person alleging that the Borrower or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Material into the environment or any damages caused thereby.

            (j) CASUALTY LOSS. The Borrower shall, and shall cause each of its Subsidiaries to, (i) provide written notice to the Lender, within ten Business Days, of any material damage to, the destruction of or any other material loss to any asset or property owned or used by the Borrower or any of its Subsidiaries other than any such asset or property with a net book value (individually or in the aggregate) less than $10,000, or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such asset or property owned or used by the Borrower or any of its Subsidiaries together with a statement of the amount of the damage, destruction, loss or diminution in value (a "Casualty Loss") and (ii) diligently file and prosecute its claim for any award or payment in connection with a Casualty Loss.

            (k) QUALIFY TO TRANSACT BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, qualify to transact business as a foreign corporation in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected to have a Material Adverse Effect.

            (1) FINANCIAL REPORTING. The Borrower shall deliver to the Lender the following:

                  (i) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 60 days after the end of each fiscal year, (A) the Borrower's annual certified Financial Statements; and (B) the Auditors' opinion without Qualification and a statement from the Auditors indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit.

                  (ii) BUDGET AND PROJECTIONS. Not later than thirty days before the end of each fiscal year of the Borrower, the Borrower shall prepare and deliver to Lender a detailed business plan and budget for the coming fiscal year, which Lender will be given an opportunity to review and approve before it is so delivered to Lender in final form, and projections of the Borrower for the three-year period commencing with the following fiscal year, in each case, as certified by the Chief Financial Officer of the Borrower. Borrower will not approve and finalize an annual budget without the prior approval of Lender.

                  (iii) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than thirty days after the end of each quarter, commencing with the quarter in which the Closing Date occurs, (A) the Borrower's interim Financial Statements as at the end of such quarter, for the most recently ended fiscal quarter and for the fiscal year to date and (B) a certification by the Borrower's Chief Financial Officer that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

                  (iv) MONTHLY PROFIT AND LOSS REPORT. Within five (5) Business
            Days after the end of each month, the Borrower's monthly profit and loss statement as at the end of such month.

                  (v) MONTHLY FINANCIAL REVIEW AND CASH REPORT. Together with the aforementioned monthly profit and loss statements, an update of the current year's annual projection from the Business Plan (and any more recent budgets prepared pursuant to clause (ii) above). On a monthly basis, a report from the Chief Financial Officer of the Borrower that provides an explanation for any areas of underperformance or overperformance against the budget for the month in question, and the reasons for the changes to the budget for any future months. In addition, a monthly cash report will be delivered to Lender showing expected expenditures of cash for the month (in detail by payee), as well as expected changes in Borrower's consolidated cash balances and current liabilities for the month, in each case with a comparison of actual performance versus forecast for the prior month.

                  (vi) SHAREHOLDER AND SEC REPORTS. As soon as available, but not later than five Business Days after the same are sent or filed, as the case may be, copies of all financial statements and reports that the Borrower sends to any of its shareholders or files with the Securities and Exchange Commission, if applicable, or any other Governmental Authority.

                  (vii) OTHER FINANCIAL INFORMATION. Within ten (10) Business
            Days after the request by the Lender therefor, such additional financial statements, budgets, forecasts, projections and other related data and information as to the Collateral and the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries as the Lender may from time to time reasonably request, including, without limitation, reports on employment taxes, sales and use tax collections, and sales and use tax accruals.

            (m) PAYMENT OF LIABILITIES. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge, in the ordinary course of business, all obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP.

            (n) ENVIRONMENTAL MATTERS. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business so as to comply in all material respects with all applicable Environmental Laws including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations.

            (o) INTELLECTUAL PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and keep in full force and effect all of its registrations and other matters relating to the Borrower Intellectual Property.

            (p) BOARD OBSERVER RIGHTS. Until the later of payment and satisfaction of all Obligations in full or exercise of the Warrant by the Lender, the Lender shall be entitled to board observer rights, the Lender shall receive notice of all shareholder meetings and notice of proposed business transactions of the Borrower outside the ordinary course.

            SECTION 7.2 NEGATIVE COVENANTS. The Borrower covenants and agrees that, until payment and satisfaction of all Obligations in full, except with the prior written approval of Lender, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, at any time:

            (a) INDEBTEDNESS. Incur, assume or suffer to exist any Indebtedness other than:

                  (i) Indebtedness under the Loan Documents;

                  (ii) Indebtedness outstanding on the date hereof;

                  (iii) Indebtedness incurred to finance the payment in full of the Obligations; PROVIDED, THAT, the Obligations are paid in full within one (1) Business Day after the funding of such Indebtedness; and

                  (iv) Indebtedness (including Capitalized Lease Obligations)
            for Equipment incurred after the date of this Agreement in the ordinary course of business in an aggregate amount not to exceed $10,000.

            (b) CORPORATE CHANGES, ETC. Merge or consolidate with any Person or amend, alter or modify its Governing Documents or its legal name, change its state of formation, mailing address, chief executive office or principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or issue any capital stock or other equity interests.

            (c) CHANGE IN NATURE OF BUSINESS. Make any material change in the lines of its business as carried on at the date hereof or enter into any new line of business, except reasonable extensions of the current business.

            (d) SALES, ETC. OF ASSETS. In any fiscal year, sell, dispose of or transfer, to any Person any of its assets (other than sales of its Inventory or Equipment in the ordinary course of business), or grant any option or other right to purchase or otherwise acquire any of its assets, with an aggregate value, as to the Borrower and its Subsidiaries taken together, in excess of $10,000. With respect to any disposition of assets or other properties permitted pursuant to this Section, Lender agrees, upon reasonable prior written notice, to release its Lien on such assets or other properties in order to permit the Borrower to effect such disposition and shall execute and deliver to the Borrower, at the Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by the Borrower.

            (e) USE OF PROCEEDS. The Borrower may use the proceeds of the Loan only for the purposes specified in Section 2.5 hereof.

            (f) CANCELLATION OF DEBT. Cancel any liability or Indebtedness owed to it by any Person except for consideration in the ordinary course of business.

            (g) LOANS TO OTHER PERSONS. Make loans or advance any credit to any employee, Affiliate or other Person.

            (h) LIENS, ETC. Incur, assume or suffer to exist any Lien on or with respect to any Borrower Assets, other than:

                  (i) Liens created hereunder and by the Security Documents; and

                  (ii) Permitted Liens.

            (i) DIVIDENDS, STOCK REDEMPTIONS, STOCK ISSUANCES, EXCHANGE, DISTRIBUTIONS, ETC. Issue any shares of its capital stock or other equity interests, or securities convertible into, exchangeable for, or carrying the right to acquire, equity securities, or issue or enter into subscriptions, warrants, options, rights or other arrangements or commitments obligating the Borrower or any of its Subsidiaries to issue or dispose of any of its equity securities or any ownership interest therein, amend any of the terms of any of the foregoing outstanding on the date hereof, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or other equity interests or any warrants, options or rights to purchase any such capital stock or other equity interests, whether now or hereafter outstanding ("Stock"), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries.

            (j) EMPLOYEES. Make any payment or distributions, or provided any benefits or other compensation to, any employee or Affiliate (other than payments of salary, in the amounts and of the type provided to the Lender in writing in the Business Plan prior to the Closing Date, which includes deferral of salary of the principals) and reimbursements of reasonable business expenses incurred in the ordinary course of business.

            (k) INVESTMENTS. Make or hold any Investment in any Person (whether in cash, securities or other property of any kind) except each of the Borrower and its Subsidiaries may (i) make Investments in cash and Cash Equivalents so long as the Lender has a perfected, first priority Lien on such cash and Cash Equivalents pursuant to a Control Agreement or a Deposit Account Control Agreement and (ii) establish and maintain Securities Accounts in compliance with
Section 3.9(e).

            (l) FISCAL YEAR. Change its fiscal year from a year ending December 31.

            (m) ACCOUNTING CHANGES. Make or permit any material change in accounting policies or reporting practices, except as required by GAAP.

            (n) BANK ACCOUNTS. Open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any other Person, other than (i) accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of its workers and (ii) accounts with respect to which the Borrower has complied with the provisions of Section 3.9(d).

            (o) ACQUISITION OF STOCK OR ASSETS. Except for acquisitions of Equipment and Inventory in the ordinary course of business as permitted by the terms of this Agreement, acquire or commit or agree to acquire any stock, securities or assets of any other Person.

            (p) NEW COLLATERAL LOCATIONS. Maintain any collateral at any locations that are not specified in Schedule 6.1(b), except for any new location of the Borrower within the State of New York provided the Borrower (i) gives the Lender thirty (30) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to the Lender such agreements, documents, and instruments as the Lender may deem necessary or desirable to protect its security interests in the Collateral at such location.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

            The Borrower covenants and agrees that, until payment and satisfaction of all Obligations in full, except as consented to in writing by the Lender:

            SECTION 8.1 MINIMUM EBITDA. While the Obligations remain outstanding, and tested on the last day of each fiscal quarter beginning June 31, 2006, with respect to each fiscal quarter, the Borrower's EBITDA, calculated in accordance with GAAP based on accounting policies currently in effect (net of any Capital Expenditures made during such period, if any), must equal or exceed the amount specified in the associated column below:

               (i) April 1, 2006, to June 31, 2006                 ($   200,000)

               (ii) July 1, 2006, to September 30, 2006             $         0

               (iii) October 1, 2006, to December 31, 2006          $   175,000

               (iv) January 1, 2007, to March 31, 2007              $   300,000

               (v) April 1, 2007, to June 31, 2007                  $   600,000

               (vi) July 1, 2007, to September 30, 2007             $ 1,000,000

               (vii) October 1, 2007, to December 31, 2007          $ 1,000,000

               (vii) January 1, 2007, to Maturity Date              $ 1,000,000

            SECTION 8.2 MINIMUM NET WORTH AND UNENCUMBERED ASSETS. While the Obligations remain outstanding, Borrower shall have and maintain

            (a) a minimum net worth that does not fall below negative $1,300,000.00; and

            (b) unencumbered assets with a book value of not less than 50% of the principal amount outstanding under the Loan at the time of measurement.

            SECTION 8.3 MINIMUM SALES REVENUE. While the Obligations remain outstanding, and tested on the last day of each fiscal quarter beginning June 31, 2006, with respect to each fiscal quarter, Borrower shall have sales revenue, calculated in accordance with GAAP based on revenue recognition policies currently in effect (net of any sales taxes collected or to be collected with regard to such sales and net of a reasonable allowance for projected returns, if any), equal to or exceeding the amount specified in the associated column below:

               (i) April 1, 2006, to June 31, 2006                  $    150,000

               (ii) July 1, 2006, to September 30, 2006             $    300,000

               (iii) October 1, 2006, to December 31, 2006          $    450,000

               (iv) January 1, 2007, to March 31, 2007              $    800,000

               (v) April 1, 2007, to June 31, 2007                  $  1,200,000

               (vi) July 1, 2007, to September 30, 2007             $  1,500,000

               (vii) October 1, 2007, to December 31, 2007          $  1,500,000

               (vii) January 1, 2007, to the Maturity Date          $  1,500,000

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default":

            (a) the Borrower shall fail to pay any principal, interest, fees, expenses or other Obligations when due and payable, whether at stated maturity, by acceleration, or otherwise, and such failure shall continue for five (2) Business Days after written notice to the Borrower; or

            (b) the Borrower breaches any of the set forth in Section 7.2 or
Article VIII; or

            (c) (i) the Borrower shall fail to perform any of the covenants contained in Section 7.1 of this Agreement and such failure shall continue for fifteen (15) days, provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or (B) an intentional breach by the Borrower of any such covenant; or (ii) the Borrower or any other party to any Loan Document fails to perform any other material terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents and such failure shall continue for fifteen (15) days; or

            (d) the Borrower shall dissolve, wind up or otherwise cease to conduct its business; or

            (e) the Borrower shall become the subject of an Insolvency Event; or

            (f) (i) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any of its Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), which default continues for more than the applicable cure period, or (ii) any event or condition occurs that results in any Indebtedness of the Borrower or any of its subsidiaries becoming due other than in connection with a voluntary prepayment by the Borrower or one of its Subsidiaries in accordance with this Agreement; or

            (g) any representation or warranty made by the Borrower under or in connection with any Loan Document or amendment or waiver thereof, or in any Financial Statement, report, document or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect when made; or

            (h) any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against the Borrower and its Subsidiaries, exceeds $10,000 in the aggregate, shall be rendered against the Borrower or any of its Subsidiaries and shall not be stayed, vacated, bonded or discharged within thirty days; or

            (i) (i) the indictment by any Governmental Authority, or as the Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority, of the Borrower or any affiliate of the Borrower of which the Borrower or the Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of the Lender (after a consultation with the Borrower), under any criminal statute, or (ii) the commencement or threatened commencement of criminal or civil proceedings against the Borrower or any Affiliate of the Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (A) any of the Collateral having an aggregate value in excess of $10,000 or (B) any other property of the Borrower or any of its Subsidiaries which is necessary or material to the conduct of its business; or

            (j) a Change of Control shall occur; or

            (k) any material covenant, agreement or obligation of the Borrower contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower or any of its Subsidiaries shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or

            (l) the Lender shall cease to have a perfected first priority security interest in all of the Collateral, or Borrower or any Affiliate of Borrower shall so claim; or

            (m) the occurrence of any event or condition that has a Material Adverse Effect.

            SECTION 9.2 ACCELERATION, TERMINATION AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of an Event of Default, the Lender may, without prejudice to the rights of the Lender to enforce its claims against the Borrower or any Grantor, declare all Obligations immediately due and payable (except with respect to any Event of Default specified in Section 9.1(d), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of the Lender.

            SECTION 9.3 OTHER REMEDIES.

            (a) Upon the occurrence and during the continuance of an Event of Default, the Lender shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law and the Loan Documents, and the Lender may do any or all of the following:

                  (i) remove for copying where they are located all documents, instruments, files and records (including the copying of any computer records) relating to the Borrower's or any Grantor Receivables or use (at the expense of the Borrower) such supplies or space of each Grantor at such Grantor's places of business and necessary to administer, enforce and collect such Receivables and any supporting obligations as provided under applicable law and the Loan Documents;

                  (ii) accelerate (if permitted by the terms of such Receivable)
            or extend the time of payment, compromise, issue credits or bring suit on the any Grantor's Receivable (in the name of the applicable Grantor or the Lender) and otherwise administer and collect such Receivables;

                  (iii) sell, assign and deliver the Receivables of any Grantor with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law;

                  (iv) foreclose the security interests created pursuant to the
            Loan Documents by any available procedure, or take possession of any or all of the Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same;

                  (v) require the Borrower, at the Borrower's expense, to
            assemble and make available to the Lender any part or all of the Collateral at the premises of the Borrower at any time designated by the Lender;

                  (vi) collect, foreclose, receive, appropriate, setoff and
            realize upon any and all Collateral;

                  (vii) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose;

                  (viii) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of the Lender or elsewhere) at such prices or terms as the Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale; or

                  (ix) terminate this Agreement.

If any of the Collateral is sold or leased by the Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by the Lender. In the event the Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Grantor waives the posting of any bond which might otherwise be required.

            (b) The Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by each Grantor. If notice of intended disposition of any Collateral is required by law, it is agreed that ten Business Days' notice shall constitute reasonable notification. Each Grantor will assemble the Collateral in its possession and make it available at the premises of the Borrower, and will make available to the Lender the premises and facilities of the Borrower for the purpose of the Lender's taking possession of or removing the Collateral or putting the Collateral in saleable form. The Lender may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from tune to time by announcement at the time and place fixed therefor, and such sale may, upon additional notice in accordance with this Section 9.3(b) and applicable law, be made at the time and place to which it was so adjourned. Each Grantor hereby grant the Lender a license to enter and occupy any of such Grantor's leased or owned premises and facilities, without charge, to the extent necessary to exercise any of such rights or remedies of the Lender.

            (c) The Lender may, at any time or from time to time that a Default or Event of Default has occurred and is continuing, enforce the rights of each Grantor against any account debtor or secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, the Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to the Lender and that the Lender has a security interest therein and the Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to the Lender, extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and the Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and take whatever other action the Lender may deem necessary or desirable for the protection of its interests.

            SECTION 9.4 LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Upon the occurrence or during the continuance of a Default or Event of Default, Each Grantor hereby grant to the Lender an irrevocable, non-exclusive license or other right to use or sublicense, without charge or royalty, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, copyrights, copyrightable material, advertising materials and other rights, assets and materials of such

Grantor, whether now owned or hereafter acquired, including in such license reasonable access to all media in which any of the foregoing may be stored or recorded and to all computer programs used for the compilation or printout thereof.

            SECTION 9.5 NO MARSHALING; DEFICIENCIES; REMEDIES CUMULATIVE. The Lender shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights to liquidate Collateral, including any and all collections (after deducting all of the Lender's expenses related thereto), shall be applied by the Lender to such of the Obligations and in such order as the Lender shall elect in its sole and absolute discretion, whether due or to become due and in accordance with applicable law. The Borrower shall remain liable to the Lender for any deficiency with interest at the highest rate applicable to Loan hereunder and the Lender in turn agrees to remit to the Borrower or its successor or assign, any surplus resulting therefrom. All of the Lender's remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and each Grantor or in such order and with respect to such Collateral or any Grantor as the Lender may deem desirable, and are not intended to be exhaustive.

            SECTION 9.6 WAIVERS. Except as may be otherwise specifically provided herein or in any other Loan Document, each Grantor hereby waive any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Lender to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of the Lender's rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by the Lender of any Collateral. Each Grantor also waive any damages (direct, consequential or otherwise) occasioned by the enforcement of the Lender's rights under this Agreement or any other Loan Document including the lawful taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Receivable of such Grantor to the extent authorized to do so by the Loan Documents. Each Grantor also consent that upon the occurrence and during the continuance of a Default or an Event of Default, the Lender may peaceably enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and each Grantor acknowledges that it has been represented by counsel of its own choice, have consulted such counsel with respect to its rights hereunder and have freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm's-length negotiations.

            SECTION 9.7 FURTHER RIGHTS OF THE LENDER.

            (a) FURTHER ASSURANCES. Each Grantor shall do all things and shall execute and deliver all documents and instruments reasonably requested by the Lender to protect or perfect any Lien (and the priority thereof) of the Lender on the Collateral including, without limitation, financing statements under the Code. The Lender is authorized to describe the

Collateral covered by any financing statement filed by it under the Code as "all assets" or "all personal property" of the Borrower.

            (b) INSURANCE; ETC. In the event that any Grantor shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower or any Grantor shall fail to perform or comply with any other covenant, promise or obligation to the Lender hereunder or under any other Loan Document, the Lender may (but shall not be required to) perform, pay, satisfy, discharge or bond the same for the account of the Borrower or any Grantor, and all amounts so paid by the Lender shall be treated as an additional Loan to the Borrower and shall constitute part of the Obligations.

            (c) COMMERCIALLY REASONABLE STANDARDS. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Grantor acknowledge and agree that it is not commercially unreasonable for the Lender
(i) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or
(xii) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions would not be commercially unreasonable in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or any Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this

Section. All references to the term "good faith" used herein when applicable to the Lender shall mean, notwithstanding anything to the contrary contained herein or in the Code, honesty in fact in the conduct or transaction concerned. The Borrower and each Grantor shall have the burden of proving any lack of good faith on the part of the Lender alleged by the Borrower or any Grantor at any time.

            SECTION 9.8 INTEREST AFTER EVENT OF DEFAULT. The Borrower agrees and acknowledges that the additional interest and fees that may be charged under
Section 4.2: (a) are an inducement to the Lender to make the Loan hereunder and that the Lender would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions; (b) are fair and reasonable estimates of the Lender's costs of administering the Loan upon an Event of Default; and (c) are intended to estimate the Lender's increased risks upon an Event of Default.

                                    ARTICLE X

                               GENERAL PROVISIONS

            SECTION 10.1 NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, if to the Lender, then to

            Aegis NY Venture Fund, LP
            c/o Aegis NY Venture Fund Management Inc.
            787 Seventh Avenue - 9th Floor
            New York, New York 10019
            Attention: Todd M. Roberts

            With a copy to:

            Nimkoff Rosenfeld & Schechter, LLP
            One Penn Plaza, Suite 2424
            New York, NY 10119
            Attention: Shimon A. Rosenfeld, Esq.
            Facsimile No.: (212)868-0227

and if to the Borrower or any Subsidiary of the Borrower, then to

            SLM Holdings, Inc.
            135 Pinelawn Road, Suite 130N
            Melville, NY 11747
            Attention: Jason Bishara

            With a copy to:
            Gersten Savage LLP
            600 Lexington Avenue, 9th Floor
            New York, NY 10022
            Attention: Arthur Marcus, Esq.
            Fax: (212)980-5192

or, in each case, to such other address as the Borrower, the Lender may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

            SECTION 10.2 DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

            SECTION 10.3 RIGHT OF SETOFF. In addition to, and not in limitation of, all rights of offset that the Lender or any of its Affiliates may have under applicable law, and whether or not the Lender has made any demand or the Obligations have matured, the Lender and its Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Lender or any of its Affiliates to or for the credit or the account of the Borrower or the Borrower's Affiliate against any and all of the Obligations. In the event that the Lender exercises any of its rights under this Section 10.3, the Lender shall provide notice to the Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

            SECTION 10.4 INDEMNIFICATION; REIMBURSEMENT OF EXPENSES OF
COLLECTION.

            (a) The Borrower and its Subsidiaries hereby agree that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, the Borrower and its Subsidiaries will indemnify, defend and hold harmless (on an after-tax basis) the Lender, and its successors and assigns and their respective directors, officers, agents, employees, advisors, shareholders, attorneys and Affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including, without limitation, reasonable fees and disbursements of counsel and experts) imposed on, asserted against or incurred by any of them (collectively, "Claims") (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted solely from such Indemnified Party's gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by the Borrower or its

Subsidiaries of the proceeds of the Loan or (C) the Lender's entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) any remedial or other action taken or required to be taken by the Borrower or its Subsidiaries in connection with compliance by the Borrower its Subsidiaries, or any of its properties, with any federal, state or local Environmental Laws,
(iii) any pending, threatened or actual action, claim, proceeding or suit by any shareholder or director of the Borrower, and Affiliate of Borrower or any actual or purported violation of the Borrower's Governing Documents, Grantor's Governing Documents or any other agreement or instrument to which the Borrower or Grantor is a party or by which any of its respective properties are bound, and (iv) any act or omission performed or omitted in a manner reasonably believed by such Indemnified Party to be consistent with this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith. In addition, the Borrower and the Grantor shall, upon demand, pay to the Lender all costs and expenses incurred by the Lender (including the reasonable fees and disbursements of counsel) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents, and pay to the Lender all costs and expenses (including the reasonable fees and disbursements of counsel) paid or incurred by the Lender in (A) enforcing or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) collecting the Obligations or otherwise administering this Agreement and (C) foreclosing or otherwise realizing upon the Collateral or any part thereof. If and to the extent that the obligations of the Borrower and its Subsidiaries hereunder are unenforceable for any reason, the Borrower and its Subsidiaries hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

            (b) The Borrower's and its Subsidiaries' obligations under Section
4.4 and this Section 10.4 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.

            SECTION 10.5 AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower or any other party thereto therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 10.6 NONLIABILITY OF LENDER. The relationship among each of the Borrower, and the Lender shall be solely that of Borrower and Lender. The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

            SECTION 10.7 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

            SECTION 10.8 SEVERABILITY. In case any provision in or obligation under this Agreement, any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 10.9 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws which may presently or hereafter be in effect, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the "Highest Lawful Rate"). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.

            SECTION 10.10 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them, and shall bind and benefit the parties and their respective successors and permitted assigns.

            SECTION 10.11 LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY AFFILIATE OF THE LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER OR ANY GRANTOR (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH PERSON IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. THE BORROWER AND EACH GRANTOR HEREBY WAIVES ALL FUTURE CLAIMS AGAINST THE LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

            SECTION 10.12 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).

            SECTION 10.13 SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG BORROWER, ANY GRANTOR AND THE LENDER, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE BORROWER OR ANY GRANTOR OR ITS RESPECTIVE PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE LENDER TO ENABLE THE LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE BORROWER AND EACH GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

            SECTION 10.14 JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS AGREEMENT; (II) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG A BORROWER AND THE LENDER; OR (III) ANY CONDUCT,

ACTS OR OMISSIONS OF THE BORROWER, THE LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the date first set forth above.

                                        BORROWER AND GRANTOR:

                                        SLM HOLDINGS, INC.,

                                        By: /s/ Jason Bishara
                                           ------------------------------------
                                           Name: Jason Bishara
                                           Title: CEO

                                        GRANTOR:

                                        SALES LEAD MANAGEMENT INC.,

                                        By: /s/ Jason Bishara
                                           ------------------------------------
                                           Name: Jason Bishara
                                           Title: CEO

                                        LENDER:

                                        AEGIS NY VENTURE FUND, LP

                                        By: /s/ Todd Roberts
                                           ------------------------------------
                                           Name: Todd Roberts
                                           Title: Chairman

6.1(k) LIENS

      Five Point Capital has a lien covering hardware for $40,000 and a lien covering Convex Boxes for $15,000.

6.1(m) NONE

6.1(s) NONE

6.1(w) TWO UCC-1 IN THE STATE OF DELAWARE FOR SALES LEAD MANAGEMENT, INC. AND SLM HOLDINGS, INC.

6.1(y) INTELLECTUAL PROPERTY USED TO CONDUCT BUSINESS

      The Company has two trademarks granted - "TBEV" and "The Broker's
Advantage"

      The Company has a trademark pending in "The SLM Dialer"

6.1(Z) ENVIRONMENTAL VIOLATIONS

None

6.1(bb) DESCRIPTION OF E-VANTAGE SYSTEM

      The first suite of products offered by SLM Holdings is our proprietary web-based "Broker's e-Vantage" sales lead management system, which we license on a monthly per-user basis. SLM offers web based software tools that allow securities brokers, with the simple click of a mouse, to organize their sales prospect's information significantly better than the manual, labor-intensive system that is typically used in the securities brokerage industry. There are four essential components to the System;

1. A web based "all you can eat" database of Leads that brokers can custom select using their own specific prospecting criteria and then seamlessly upload those files to the system

2. Users can then retrieve and call those prospects via an auto-dial button on their computer screen that connects to either via VoIP or traditional telephone line. Case studies show the Auto Dialer to double or triple the typical amount of calls generated by each user daily.

3. A comprehensive "PRM" (Prospect Relationship Management) suite of tools to intelligently allow reps to manage their qualified databases.

4. A State of the Art permission based email campaign program custom generated by SLM a the clients direction to afford critical first impression flash and HTML email campaigns and follow up campaigns. All work includes the firm's custom colors, logo and copy and often digital pictures of the reps themselves. All campaigns are pre-approved by a firms compliance department and are generated in conjunction with NASD accepted guidelines.

5. Ancillary to our Broker's e-Vantage system, SLM is authorized to re-sell Teleblock(R) services to allow our customers to comply with federal "Do not call" prohibitions. The service can be sold as a stand alone or integrated into the Brokers e-Vantage System.

6.1(ff) THE COMPANY HAS MATERIAL CONTRACTS WITH THE FOLLOWING TBEV CUSTOMERS:

      Gunn Allen Financial
      Great Eastern
      Kent Financial
      J.P. Turner
      Joseph Stevens
      Newbridge Securities
      National Securities
      Starlight Securities
      I-Trade Direct
      Ehrenkrantz King Nussbaum, Inc.
      V Finance

THE COMPANY HAS A HOSTING AGREEMENT WITH GLOBIX, INC.

6.1(gg) MATERIALS PROVIDED TO INSURANCE REGULATORS PROVIDED DIRECTLY TO LENDER

6.1 AFFILIATETRANSACTIONS

      The Company has certain debt outstanding to Peter Cohen and Jason Bishara

6.1(jj) BANK ACCOUNTS
        Citibank, NA 705 84670

EXHIBIT A

Certificated #                Stockholder Names                Shares
----------------------------------------------------------------------------
          1492   JASON BISHARA                                   5,000,000  x
          1534   LAURIE BISHARA                                  5,000,000  x
          1535   LAURIE M BISHARA & ROBERT MAYER TTEES           5,000,000  x
          1500   EDWIN GOTTFRIED                                 1,712,500  x
          1505   STEVEN B. ROSNER                                1,285,000         1,265,000
          1493   MARK TODD                                       1,075,000  x
          1497   DOUGLAS P. ZINDULKA                             1,000,000  x
          1524   RICHARD JOYCE                                   1,000,000  x
          1494   ROBERT GORMAN                                     675,000  x
          1515   ARTHUR CHIUSANO                                   662,500  x
          1514   RMH VENTURES LLC                                  625,000  x
          1507   SCOTT A. BOYD                                     625,000  x
          1499   CHILDRESS MANAGEMENT SERVICES, INC. ESOP          537,500  x
          1512   EDWARD O. BEYERS TTEE FBO                         500,000  x
          1527   PAUL PITROLO                                      437,500  x
          1509   JOHN W. CHURCHWELL                                425,000  x
          1508   RANDY EVANS                                       300,000           325,000
          1532   FRANTZ DEWILLIS                                   275,000  x
          1510   DAVID CLARKE                                      250,000  x
          1516   KENNETH FRY                                       250,000  x
          1498   DEWAYNE HARGRAVE                                  200,000  X
          1531   CHILDRESS ENGINEERING SERVICES, INC.              137,500  X
          1496   JOHN BISHARA, JR.                                 137,500  X
          1495   TOM LOBOSCO                                       137,500  x
          1529   AHMAD AYUBI                                       125,000  x
          1501   JAMES BLYTHE & UNTION PENSION TTEE FBO            125,000  x
          1530   LARRY WOODS                                       125,000  x
          1517   MARK ABERLE                                       125,000  x
          1513   RICHIE SEITCHER                                   125,000  x
          1519   WILLIAM A. TOWNSEND TTEE FBO                      125,000  x
          1528   ROBERT O. MAYER                                   100,000  x
          1533   SCOTT ZLOTOLOW                                     75,000  x
          1525   HENRY C. KUNKEL TTEE FBO                           62,500  x
          1526   MYRON GURMAN                                       62,500  x
          1518   ROBERT GORMAN TTEE FBO                             62,500  x
          1503   ROBERT N. POTTER                                   62,500  x
          1502   P.C. HAINES, INC.                                  25,000  x
          1506   ROBERT J. TEHAAN                                   25,000  x
          1511   MTRAIN ASSOCIATES LLC                              10,000  x
                                                               -----------

                                                                28,482,500
                                                               -----------

          1476   CEDE & CO - ROSNER                                480,000  Cert. Needs to b
          1476   CEDE & CO - ??                                        320  Cert. Needs to b
          1476   CEDE & CO - (LAST QTR - HALTER???)                 71,001  Cert. Needs to b
          1188   HALTER FINANCIAL GROUP, INC.                      274,004
          1065   BYRON SNYDER                                      192,080
          1021   AMANA REFRIGERATION, INC.                         154,090
          1178   GEORGE L. DIAMOND                                 111,275
          1477   PAUL INTERRANTE                                    50,000

          1269   MICHELLE TITUS                                     10,000
          1456   MARK HOLDER                                         9,100
          1113   CRYSTAL TIPS ICE SYSTEMS                            7,425
          1479   FIRST CO                                            7,275
          1053   BEVERAGE AIR                                        5,615
          1261   MASTER-BILT                                         3,990
          1305   PAMECO CORP.                                        3,960
          1334   RELIABLE METAL PRODUCTS                             3,915
          1417   TRUE FOOD SERVICE EQUIPMENT, INC.                   2,580
          1195   HOBART CORP.                                        2,510
          1212   J.D. HIGGINS COMPANY, INC.                          2,415
          1432   VOGT TUBE ICE, LLC                                  1,960
          1290   NORTH TEXAS ICE DISTRIBUTING, INC.                  1,890
          1238   KY/NEEDHAM                                          1,665
          1348   RYERSON TULL                                        1,665
          1302   OZARK ENGINEERING                                   1,615
          1257   MARKET FORGE INDUSTRIES, INC.                       1,560
          1277   MITSUBISHI ELECTRONICS AMERICA, INC.                1,320
          1418   TRUE MANUFACTURING                                  1,220
          1169   FS ALLOYS                                           1,200
          1024   AMERICAN FREIGHTWAY, INC.                           1,140
          1109   CRES-COR                                            1,140
          1011   ADVANCE TABCO-PM                                    1,095
          1204   IMI CORNELIUS, INC.                                 1,090
          1146   FAST FOOD EQUIPMENT                                   980
          1185   GRINDMASTER CORPORATION                               940
          1239   KYSOR PANEL SYSTEMS                                   880
          1027   ANGEVINE COMPANY                                      760
          1396   TEXAS RESTAURANT ASSOC.                               740
          1236   KRAUSS COMPANY                                        735
          1457   NATIONAL FINANCIAL SERVICES LLC                       725
          1046   BARSCO                                                685
          1247   LEER LIMITED PARTNERSHIP                              670
          1438   WASHINGTON SPECIALITY METALS                          640
          1209   INTERNATIONAL PATTERNS, INC.                          585
          1246   LEASECO                                               555
          1131   ECLIPSE TELECOMMUNICATIONS, INC.                      545
          1197   HOSHIZAKI S. CENTRAL DISTRIBUTION CTR, INC.           535
          1081   CENTRAL FREIGHT LINES, INC.                           530
          1339   ROADRUNNER FREIGHT SYSTEMS, INC.                      520
          1095   COMPONENT HARDWARE GROUP                              510
          1199   HP ENTERPRISES                                        510
          1056   BOOTH, INC.                                           505
          1336   RICHARDSON FIRE EQUIPMENT CO.                         495
          1350   SCOTTSMAN REFRIGERATIONS SUPPLIES, INC.               490
          1370   STANGL & ASSOCIATES PC                                470
          1291   NORTHWEST REFRIGERATION                               440
          1297   OLD DOMINION WOOD PRODUCTS, INC.                      440
          1425   UNIVEX CORP.                                          380
          1405   THERMO-KOOL                                           375
          1228   KEATING OF CHICAGO                                    370
          1471   RAYMOND JAMES & ASSOCIATES, INC.                      370

          1006   ABC ABRASIVES                                         345
          1162   FORTIER, INC.                                         345
          1356   SHAW INDUSTRIES                                       345
          1294   OFFICE DEPOT                                          330
          1130   EAST TEXAS SERVICE CO., INC.                          325
          1150   FEDERAL INDUSTRIES                                    325
          1391   TAYLOR MADE CONCEPTS                                  320
          1372   STAR MANUFACTURING                                    305
          1306   PANNELL KERR FORSTER OF TEXAS PC                      300
          1275   MISSOURI EQUIPMENT CO.                                295
          1116   DE LA GARZA & ASSOCIATES, P.C.                        290
          1483   HATCO CORPORATION                                     285
          1074   CARLISLE FOODSERVICE PRODUCTS                         280
          1233   KOLPAK REFRIGERATION                                  280
          1281   MTS SEATING                                           280
          1083   CHICAGO METALLIC PRODUCTS, INC.                       275
          1268   MEYER KNIGHT & WILLIAMS LLP                           275
          1093   COMMERCIAL KITCHEN SERVICES                           265
          1340   ROBOT COUPE USA, INC.                                 265
          1424   UNITED REFRIGERATION, INC.                            265
          1032   ARCVISION, INC.                                       260
          1168   FRY-WAGNER MOVING & STORAGE                           260
          1214   JADE RANGE                                            255
          1482   HATCO                                                 250
          1369   STANDARD SUPPLY & DISTRIBUTING, INC.                  250
          1411   TRANSOM STAFFING SERVICES, INC.                       250
          1486   OVERNITE TRANSPORTATION                               245
          1365   SOUTHWESTERN BELL WIRELESS                            245
          1035   ARNEG                                                 240
          1126   DYNAMIC SERVICE CONTRACT                              240
          1208   INTERNATIONAL MAILING SY                              235
          1308   PAUL BETTENCOURT                                      235
          1441   WELLS MANUFACTURING, CO.                              230
          1273   MILE HIGH EQUIPMENT CO.                               225
          1050   BERKEL, INC.                                          220
          1315   PLYMOLD SEATING                                       220
          1282   MTS SEATING                                           215
          1108   CRESCO, INC.                                          210
          1210   ISI COMMERCIAL REFRIGERATION, INC.                    210
          1058   BRENTWOOD                                             205
          1225   KASON SOUTHWEST                                       205
          1293   NU-VU FOOD SERVICE SYSTEMS                            195
          1385   T & S BRASS AND BRONZE WORKS, INC.                    195
          1047   BELSHAW BRO                                           190
          1101   CONSOLIDATED FREIGHTWAYS                              190
          1313   PITCO FRIALATOR, INC.                                 190
          1446   WORLD TABLEWARE, INC.                                 190
          1292   NSF INTERNATIONAL                                     180
          1413   TRESKO                                                180
          1147   FAST FOOD EQUIPMENT, INC.                             175
          1219   JIM JOHSON                                            175
          1316   PLYMOLD SEATING                                       170

          1104   CORNELIUS CO.                                         165
          1172   GALAXY MARKET EQUIPMENT, INC.                         165
          1242   LANE & MCCLAIN DISTRIBUTORS, INC.                     165
          1270   MIDWEST EQUIPMENT                                     165
          1037   ATLAS METAL INDUSTRIES, INC.                          160
          1122   DISTRIBUTORS, INC.                                    155
          1157   FOLLETT CORP.                                         155
          1429   VARESOURCES                                           155
          1129   EAGLE CHAIR, INC.                                     150
          1386   TABLE CLOTH CO.                                       150
          1412   TRAULSEN                                              150
          1278   MOFFAT, INC.                                          145
          1034   ARKANSAS LAMP                                         140
          1072   CAL-MIL PLASTIC PRODUCTS, INC.                        140
          1180   GEVERS HEATING                                        140
          1310   PEERLESS PROFESSIONAL CO.                             140
          1488   POLAR WARE CO                                         140
          1433   VOLLRATH CO., LLC                                     140
          1092   COMFORT SUPPLY, INC.                                  135
          1325   QUIPCO                                                135
          1489   SOUTHWEST SECURITIES                                  135
          1090   COLUMBUS COATED FABRICS                               130
          1243   LARKIN                                                130
          1408   TONY PRINCE                                           130
          1117   DEALERS ELECTRICAL SUPPLY                             125
          1211   ISLAND POLY-FOODHANDLER                               125
          1295   OFFICE DEPOT, INC.                                    125
          1423   UNITED PARCEL SERVICE                                 125
          1442   WERNLI, INC.                                          125
          1103   CONSTRUCTION DATA CORP.                               120
          1345   RUSSELL HARRINGTON                                    120
          1422   UNITED HEALTHCARE                                     120
          1041   B & B SERVICE ENGINEERS                               110
          1087   COLDMASTERS TEMPERATURE CONTROL, INC.                 110
          1088   COLE HARFORD                                          110
          1327   R.F. MEEH CO.                                         110
          1330   RANKIN-DELUX, INC.                                    110
          1140   ESQUIRE DEPOSITION SERVICES - HOUSTON                 105
          1145   FALCON PRODUCTS, INC.                                 105
          1229   KELMAX EQUIPMENT CO.                                  105
          1258   MARKO INTERNATIONAL                                   105
          1352   SERVICE 1 INC.                                        105
          1399   TEXICAN SPECIALITY PRODUC                             105
          1450   YELLOW FREIGHT                                        105
          1167   FRYMASTER                                             100
          1342   ROLLINS TRUCK RENTAL/LEASING                          100
          1397   TEXAS SHEET METAL                                     100
          1443   WICHITA SOUTHEAST KANSAS TRANSIT, INC.                100
          1020   ALTO-SHAAM, INC.                                       95
          1064   BUNN-O-MATIC CORPORATION                               95
          1124   DIVERSIFIED METAL PRODUCTS, INC.                       95
          1249   LMI/TRUCKLOAD                                          95

          1255   MANN GLASS CONCEPTS                                    95
          1362   SOUTHWEST TEXAS EQUIP. D.                              95
          1112   CROWN PACKAGING CORP.                                  90
          1314   PITNEYWORKS                                            90
          1360   SOUTHEST STAINLESS                                     90
          1028   ANTHONY INTERNATIONAL                                  85
          1097   COMPUTEROCITY                                          85
          1100   CONSOLIDATED COMMERCIAL CONTROLS                       85
          1187   H P ENTERPRISES                                        85
          1288   NEWCO ENTERPRISES, INC.                                85
          1355   SESSION FIXTURE CO.                                    85
          1001   A & E MOTOR FREIGHT, INC.                              80
          1029   APEX SUPPLY CO.                                        80
          1054   BI-STATE REFRIGERATION                                 80
          1067   C & K MANUFACTURING, L.L.C.                            80
          1098   COMSTOCK-CASTLE STOVE CO.                              80
          1166   FROSTY FACTORY OF AMERICA, INC.                        80
          1231   KEVIN WELCH                                            80
          1326   R.C. DISTRIBUTING                                      80
          1341   ROLLINS LEASING CORP.                                  80
          1354   SERVICEMAN SUPPLIES                                    80
          1144   F W DODGE GROUP                                        75
          1217   JENNIFER BARRY                                         75
          1395   TELETRAC, INC.                                         75
          1415   TRI COUNTY SALES                                       75
          1018   ALFA INTERNATIONAL CORP.                               70
          1059   BRIAN KING                                             70
          1099   CONCENTRA MEDICAL CENTERS                              70
          1121   DISPLAYRITE                                            70
          1123   DITTO & BRADLEY INC.                                   70
          1160   FORBES, HEVER & WALLACE, INC.                          70
          1173   GAR                                                    70
          1481   GARMENTS TO GO, INC                                    70
          1205   INTEDGE                                                70
          1403   THE HOME DEPOT CRC                                     70
          1448   XEROX CORP.                                            70
          1051   BERNER INTERNATIONAL CORP                              65
          1076   CARRIER-BOCK CO.                                       65
          1213   J.J. TILLERSON CONSTRUCTION                            65
          1222   JOHNSTONE SUPPLY                                       65
          1252   LUCENT TECHNOLOGIES PRODUCT FINANCE                    65
          1349   SAMSUNG AIR CONDITIONING                               65
          1390   TAYLOR DESIGN GROUP                                    65
          1451   YELLOW FREIGHT SYSTEM, INC.                            65
          1003   A.J. ANTUNES                                           60
          1025   AMERICAN METALCRAFT                                    60
          1118   DEBBIE WRIGHT SALES                                    60
          1138   EPCO/UNITED SERVICE EQUIPMENT CO.                      60
          1190   HARTLAGE TRUCK SERVICE                                 60
          1009   ACE MART                                               55
          1069   C NELSON MANUFACTURING                                 55
          1114   CSRS PROPERTIES                                        55

          1134   ELIASON CORPORATION                                    55
          1215   JANITROL AIR CONDITIONING & HEATING                    55
          1296   OLD DOMINION FREIGHT LINE, INC.                        55
          1338   RJF INTERNATIONAL CORP.                                55
          1382   SWISS ARMY BRANDS                                      55
          1416   TRINITY WASTE SERVICES                                 55
          1023   AMERICAN DISTRIBUTORS, INC.                            50
          1102   CONSOLIDATED TRUCK & CASTER                            50
          1139   EQUIPMENT DEPOT                                        50
          1149   FEDERAL EXPRESS                                        50
          1177   GCS SERVICE, INC. - ST. LOUIS                          50
          1226   KATCHALL INDUSTRIES INT'L, INC.                        50
          1251   LUCENT TECHNOLOGIES                                    50
          1274   MIROIL                                                 50
          1343   ROMAR SUPPLY                                           50
          1358   SNEEZEGUARD SOLUTIONS, INC.                            50
          1371   STAPLES                                                50
          1375   SUNBELT INDUSTRIAL TRUCKS                              50
          1383   T&S BRASS                                              50
          1388   TABLECRAFT PRODUCTS CO-PM                              50
          1392   TAYLOR PRECISION PRODUCTS                              50
          1426   UPDATE INTERNATIONAL                                   50
          1447   WSKT                                                   50
          1005   AAA COOPER TRANSPORT                                   45
          1075   CAROL GANNAWAY                                         45
          1096   COMPUTER PARADIGM GROUP LLC                            45
          1111   CROUCH SALES CO., INC.                                 45
          1259   MARSHA P. GAINES                                       45
          1289   NEXTEL                                                 45
          1367   SPILL-STOP MFG. LLC                                    45
          1048   BENDER WELTMAN                                         40
          1057   BRASS SMITH                                            40
          1082   CHICAGO FAUCETS                                        40
          1091   COMARK INSTRUMENTS, INC.                               40
          1110   CRISMAR                                                40
          1136   ENCORE                                                 40
          1203   ICS                                                    40
          1206   INTERMEDIA COMMUNICATIONS                              40
          1207   INTERMEDIA COMMUNICATIONS                              40
          1232   KOLDAIRE SUPPLY CO., INC.                              40
          1264   MCMURRAY METAL COMPANY                                 40
          1328   RANDELL MANUFACTURING, INC.                            40
          1329   RANKIN-DELUX                                           40
          1401   THE DRAWING BOARD                                      40
          1143   EXPO DESIGN CENTER                                     35
          1158   FONTAINE TRUCK EQUIPMENT COMPANY                       35
          1216   JAYHAWK SALES                                          35
          1363   SOUTHWESTERN BELL                                      35
          1378   SUPREMETAL                                             35
          1384   T & S BRASS                                            35
          1007   ACCENT PRESS, INC.                                     30
          1012   ADVANTA LEASING SERVICES                               30

          1036   ASPEN AIR, INC.                                        30
          1040   AUTOQUOTES                                             30
          1052   BEST VALUE TEXTILE                                     30
          1062   BUILDERS'ASSOCIATION                                   30
          1148   FEDA                                                   30
          1154   FLAME GARD                                             30
          1159   FOODSERVICE EQUIPMENT DISTRIBUTORS ASSOC               30
          1186   GTE                                                    30
          1201   HULETT HEATING & AIR                                   30
          1227   KG BOOTH CO.                                           30
          1248   LE-JO ENTERPRISES, INC.                                30
          1284   NACM OF SOUTH TEXAS, INC.                              30
          1318   PRINCE CASTLE, INC.                                    30
          1373   STOVE PARTS SUPPLY CO., INC.                           30
          1407   THOMAS REPRORAPHICS                                    30
          1421   UNITED FRONT OF DALLAS                                 30
          1491   WATKINS MOTOR LINES, INC                               30
          1004   A.J. ANTUNES & CO.                                     25
          1039   AUSTIN REFRIGERATION SERVICES, INC.                    25
          1066   C & H DISTRIBUTORS, INC.                               25
          1077   CARTER & SONS FREIGHTWAYS, INC.                        25
          1079   CENTRAL CASTER & WHEELS                                25
          1105   CORPORATE EXPRESS COURIERS                             25
          1125   DYNAMIC INTERNATIONAL LTD.                             25
          1137   ENGLAND OSTEEN & ASSOCIATES                            25
          1156   FLO-PAC CORP                                           25
          1161   FORKLIFTS SALES AND SERVICE, INC.                      25
          1480   FOXX EQUIPMENT COMPANY                                 25
          1245   LEASE CORPORATION OF AMERICA                           25
          1279   MOMENTUM TEXTILES, INC.                                25
          1283   MUNDIAL, INC.                                          25
          1485   ONEIDA SILVERSMITHS                                    25
          1303   P GREEN ENTERPRISES, INC.                              25
          1319   PRINCE CASTLE, INC.                                    25
          1320   PRONTO DELIVERY                                        25
          1346   RUSSELL HARRINGTON CUTLERY, INC.                       25
          1351   SERVER PRODUCTS, INC.                                  25
          1364   SOUTHWESTERN BELL TELEPHONE                            25
          1387   TABLECRAFT PRODUCTS CO.                                25
          1400   THE DALLAS MORNING NEWS                                25
          1437   WARREN ELECTRIC COMPANY                                25
          1445   WINBERG & CO. OF ARLINGTON                             25
          1014   AG VAN & TRUCK EQUIPMENT, INC.                         20
          1019   ALL SIZE PALLET SUPPLY                                 20
          1044   BALLARD SALES COMPANY                                  20
          1142   EXCEL METAL PRODUCTS, INC.                             20
          1193   HENDERSON OIL CO.                                      20
          1237   KROWNE                                                 20
          1276   MISSOURI RESTAURANT ASSOCIATION                        20
          1323   QUALITY KITCHEN FAB                                    20
          1389   TARA LINENS                                            20
          1022   AMERENUE                                               15

          1033   ARGOS FOOD EQUIPMENT, INC.                             15
          1038   AUMAN COMPANY, INC                                     15
          1049   BENNINGTON FURNITURE                                   15
          1060   BROWN CAMPBELL COMPANY                                 15
          1061   BUDGET BOX CO.                                         15
          1063   BULLET FREIGHT SYSTEMS, INC.                           15
          1070   C.R. LAURENCE COMPANY                                  15
          1071   CABLE & WIRELESS, INC.                                 15
          1078   CASE PARTS                                             15
          1084   CIRCLE PRODUCTS                                        15
          1086   CLASSICO SEATING                                       15
          1094   COMMERCIAL TOOL & FASTENER                             15
          1106   COURT REPORTERS ASSOCIATED                             15
          1120   DETECTO SCALE CO.                                      15
          1128   E C C I & ASSOCIATES                                   15
          1132   EDEL & MERTZ HARDWARE                                  15
          1165   FRANKLIN MACHINE PRODUCTS                              15
          1171   G T E ENTERPRISES, INC - PP                            15
          1183   GRAYARC                                                15
          1189   HART & PRICE CORP.                                     15
          1200   HUB GROUP                                              15
          1221   JOHNSON ROSE CORP.                                     15
          1244   LAVI INDUSTRIES                                        15
          1254   M & R EXPRESS                                          15
          1262   MATS, INC.                                             15
          1266   METRO ONE COURIER, INC.                                15
          1484   MR BAR-B-Q, INC                                        15
          1285   NATIONAL CONVEYOR CORP.                                15
          1332   READ PRODUCTS, INC.                                    15
          1344   RUBACHEM SYSTEMS, INC.                                 15
          1353   SERVICE IDEAS                                          15
          1357   SHELL OIL                                              15
          1374   SUNBEAM PRODUCTS, INC.                                 15
          1379   SURETY FOODS, INC.                                     15
          1393   TDS / TIRE DISTRIBUTION SYSTEMS, INC.                  15
          1430   VIKING OFFICE PRODUCTS                                 15
          1431   VITRO SEATING PRODUCTS                                 15
          1434   W W GRAINGER, INC.                                     15
          1002   A T & T                                                10
          1010   ADT SECURITY SERVICES                                  10
          1030   APPLIANCE PARTS DEPOT, INC.                            10
          1042   B.A.R. SERVICES                                        10
          1043   BAKERS PRIDE                                           10
          1045   BANNER BEVERAGE SYSTEMS                                10
          1068   C D & L                                                10
          1080   CENTRAL ENGINEERING & SUPPLY CO.                       10
          1089   COLUMBIA DAILY TRIBUNE                                 10
          1107   CRAFTS BY BAINER                                       10
          1115   DANSON PRINTING                                        10
          1478   DELCO TABLEWARE                                        10
          1151   FINLEY & ASSOCIATES, INC.                              10
          1152   FIRE SAFETY, INC.                                      10

          1155   FLANAGAN-WHITE EXPRESS                                 10
          1164   FRANCOTYP-POSTALIA                                     10
          1170   FURNITURE IMPORTS, INC.                                10
          1175   GARRETT PAPER                                          10
          1176   GCS SERVICE, INC.                                      10
          1184   GREYHOUND PACKAGE EXPRESS                              10
          1202   I-44 EXPRESS                                           10
          1223   K & R EXPRESS                                          10
          1224   KAEMMERLEN PARTS                                       10
          1230   KENNEDY & SONS                                         10
          1234   KOONE GLASS                                            10
          1240   LACLEDE GAS                                            10
          1241   LANCASTER COLONY COMM. PRODS.                          10
          1250   LODGE CAST IRON                                        10
          1256   MANNA FREIGHT SYSTEMS, INC.                            10
          1263   MCI                                                    10
          1265   MEDIQUICK CONVENIENCE CLINIC                           10
          1271   MIDWEST REFRIGERATION                                  10
          1272   MIDWEST WASTE                                          10
          1286   NEBS                                                   10
          1287   NEMCO                                                  10
          1304   PAGENET SOUTH                                          10
          1309   PEERLESS                                               10
          1312   PETERSON'S COMMERCIAL PARTS & SERVICE                  10
          1321   PRONTO PRODUCTS CO.                                    10
          1322   PUREMARK INTERNATIONAL LTD.                            10
          1331   RAVIOLIS                                               10
          1333   REGAL PLASTICS                                         10
          1335   REPRO SUPPLY                                           10
          1359   SOUTHBEND                                              10
          1368   ST. LOUIS POST DISPATCH                                10
          1377   SUPERIOR PRODUCTS MFG. CO.                             10
          1380   SW BELL TELEPHONE                                      10
          1381   SW BELL WIRELESS                                       10
          1394   TEKNOR APEX CO.                                        10
          1398   TEXAS SOUTHWEST MACHINERY                              10
          1402   THE ELECTROMOTIVE CORP.                                10
          1404   THE STERIL-SIL CO.                                     10
          1406   THOMAS REPROGRAPHICS, INC.                             10
          1409   TOWN FOOD SERVICE EQUIPMENT                            10
          1410   TRAEX                                                  10
          1435   WACHTER REFRIGERATION                                  10
          1439   WASTE MANAGEMENT                                       10
          1444   WILLIAM HAMILTON                                       10
          1449   YAMATO CORP.                                           10
          1008   ACCESS COURIER, INC.                                    5
          1013   AERO MANUFACTURING CO., INC.                            5
          1015   AIRBORNE EXPRESS                                        5
          1026   AMOCO OIL                                               5
          1031   ARAMARK UNIFORM                                         5
          1055   BOBRICK WASHROOM EQUIPMENT                              5
          1073   CARLISLE                                                5

          1085   CITY RESIDENT COMMERCIAL                                5
          1127   E & D PLASTICS                                          5
          1133   EDGECRAFT CORPORATION                                   5
          1135   ELLIOTT'S TRUE VALUE HARDWARE                           5
          1141   ETTINGER-ROSINI & ASSOCIATES, INC.                      5
          1181   GLOBE FOOD                                              5
          1182   GOGGIN TRUCK LINES CO., INC.                            5
          1194   HIRLI                                                   5
          1196   HOLLOWICK                                               5
          1198   HOTLINE COURIER SERVICE                                 5
          1218   JIFFY LUBE/AFMS                                         5
          1220   JIM'S BIKE AND KEY                                      5
          1235   KORMEYER-FIREPROTECTION L.L.C.                          5
          1253   M & L TRUCKING                                          5
          1260   MARTIN OFFICE MACHINE CO.                               5
          1267   METROPLEX WELDING SUPPLY                                5
          1298   OLDE THOMPSON                                           5
          1311   PELOUZE FOOD SERVICE                                    5
          1324   QUALITY PRINTING                                        5
          1337   RIEDEL'S                                                5
          1376   SUPERIOR MFG. GROUP                                     5
          1414   TRESKO                                                  5
          1419   TXU ELECTRIC                                            5
          1420   UNIFIRST CORP.                                          5
          1427   US INTERNET                                             5
          1428   USF DUGAN                                               5
          1436   WALSH & SIMMONS                                         5
                                                               -----------

                                                                 1,454,800
                                                               -----------

                                                                29,937,300
                                                               ===========

                 ISSUED/OUTSTANDING 04/04/06                    29,937,300

ADDITIONAL SHARES TO BE ADDED OR SUBTRACTED

          1508   RANDY EVANS                                        25,000  Interest
          1499   CHILDRESS MANAGEMENT SERVICES, INC.               200,000  $50k & Consultir
                 NANCY E. REESE                                    125,000
                 S.J. SCHOFFMAN                                     12,500
                 ARCHIE LEVIAS JR                                  125,000
                 ARCHIE LEVIAS JR - INTEREST                        12,500
                 RMH VENTURES                                       62,500
                 RMH VENTURES - INTEREST                             6,250
                 RAE ALMEDIA                                       125,000
                 RAE ALMEDIA - INTEREST                             12,500
                 BENJAMIN HERNANDEZ                                 62,500
                 BENJAMIN HERNANDEZ - INTEREST                       6,250
                 DORA HERNANDEZ                                     62,500
                 DORA HERNANDEZ - INTEREST                           6,250
                                                               -----------

                 Total Changes to Stock                            843,750
                                                               -----------

                 Total Shares                                   30,781,050
                                                               ===========

                 Total Common Stock                               3,078.11

                 Per Quickbooks                                   3,076.11
                                                               -----------

                 Difference                                           1.99

                            CERTIFICATE OF INSURANCE

[LOGO] This certifies that [X] STATE FARM FIRE AND CASUALTY COMPANY, Bloomington, Illinois
                           [ ] STATE FARM GENERAL INSURANCE COMPANY, Bloomington, Illinois
                           [ ] STATE FARM FIRE AND CASUALTY COMPANY, Scarborough, Ontario
                           [ ] STATE FARM FLORIDA INSURANCE COMPANY, Winter Haven, Florida
                           [ ] STATE FARM LLOYDS, Dallas, Texas

insures the following policyholder for the coverages indicated below:

Policyholder               Sales Lead Management Inc
Address of policyholder    135 Pinelawn Rd, Suite 130N, Melville NY 11747-3189
Location of operations     same
Description of operations  Software

The Policies listed below have been issued to the policyholder for the policy periods shown. The insurance described in these policies is subject to all the terms, exclusions, and conditions of those policies. The limits of liability shown may have been reduced by any paid claims.

------------------------------------------------------------------------------------------------------------------------------
                                                                   POLICY PERIOD                     LIMITS OF LIABILITY
      POLICY NUMBER                TYPE OF INSURANCE      EFFECTIVE DATE   EXPIRATION DATE    (AT BEGINNING OF POLICY PERIOD)
------------------------------------------------------------------------------------------------------------------------------
92-GA-1471-7                Comprehensive                   09/18/2005        09/18/2006                    BODILY INJURY AND
                            Business Liability                                                                PROPERTY DAMAGE
------------------------------------------------------------------------------------------
This insurance includes:    [ ] Products - Completed Operations                              Each Occurrence       $ 1,000,000
                            [ ] Contractual Liability
                            [ ] Personal Injury
                            [ ] Advertising Injury                                           General Aggregate     $ 2,000,000
                            [ ]
                            [ ]                                                              Products - Completed  $ 2,000,000
                            [ ]                                                              Operations Aggregate
------------------------------------------------------------------------------------------------------------------------------
                                                                   POLICY PERIOD             BODILY INJURY AND PROPERTY DAMAGE
92-GA-1470-5                    EXCESS LIABILITY          EFFECTIVE DATE   EXPIRATION DATE        (Combined Single Limit)
                                                          --------------------------------
                            [X] Umbrella                    09/18/2005        09/18/2006     Each Occurrence       $ 2,000,000
                            [ ] Other                                                        Aggregate             $ 4,000,000
------------------------------------------------------------------------------------------------------------------------------
                            Workers' Compensation                  POLICY PERIOD             Part I - Workers Compensation -
                            and Employers Liability       EFFECTIVE DATE   EXPIRATION DATE   Statutory
                                                          --------------------------------
                            Workers' Compensation                                            Part II - Employers Liability
                            and Employers Liability                                             Each Accident           $
                                                                                                Disease - Each Employee $
                                                                                                Disease - Policy Limit  $
------------------------------------------------------------------------------------------------------------------------------
                                                                   POLICY PERIOD                  LIMITS OF LIABILITY
    POLICY NUMBER            TYPE OF INSURANCE            EFFECTIVE DATE   EXPIRATION DATE     (AT BEGINNING OF POLICY PERIOD)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

THE CERTIFICATE OF INSURANCE IS NOT A CONTRACT OF INSURANCE AND NEITHER AFFIRMATIVELY NOR NEGATIVELY AMENDS, EXTENDS OR ALTERS THE COVERAGE APPROVED BY ANY POLICY DESCRIBED HEREIN.

   NAME AND ADDRESS OF CERTIFICATE HOLDER
Loss Payee and Additional Insured                 If any of the described policies are
                                                  canceled before their expiration date.
                                                  State Farm will try to mail a written
Ageis New York State Venture Fund                 notice to the certificate holder 15
787 Seventh Ave, 9th Floor                        days before cancellation. If however,
New York NY 10019                                 we fail to mail such notice, no
                                                  obligation or liability will be imposed
                                                  on State Farm or its agents or
                                                  representatives.

                                                  /s/ Kathleen P Meyer
                                                  ---------------------------------------
                                                  Signature of Authorized Representative
                                                  Agent                       04/11/2006
                                                  ---------------------------------------
                                                  Title                             Date
                                                  Kathleen P Meyer
                                                  ---------------------------------------
                                                  Agent Name
                                                  Telephone Number (516) 798-5529________
                                                  ---------------------------------------
                                                  Agent's Code Stamp
                                                  Agent Code
                                                  AFO Code MEYER                  32-1921

                                                     AFO NASSAU COUNTY            17-F552

                    SCHEDULES TO LOAN AND SECURITY AGREEMENT

3.6    LOCATION OF EQUIPMENT

       135 Pinelawn Road, Suite 130N
       Melville, New York 11747

3.9(c) LIST OF ANY ENTITY OWNED BY COMPANY

       Sales Lead Management Inc.

3.9(d) BANK NAME AND ACCOUNT NUMBER

       Citibank, NA 705 84670

3.9(e) EQUITY INTERESTS

       None

5.1(a) (xv) PROPERTY SUBJECT TO COLLATERAL ACCESS AGREEMENT

       Commencing May 15th, 100-J East, Jeffryn Blvd., Deer Park, New York 11729

6.1(a) LIST OF SUBSIDIARIES

       Sales Lead Management Inc.
       State of Incorporation and Qualification to do business
       Incorporated in Delaware   Qualified to do business in Delaware and
       New York

6.l(b) ADDRESS

       135 Pinelawn Road, Suite 130N
       Melville, New York 11747

LIST OF ALL PROPERTY OWNED

ASSET             LOCATION    MODEL                                    SERIAL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-2481
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-97FX
Copier            Corporate   Panasonic Workio DP-3010                 FCG39J00438
Copier            Corporate   PC980                                    TVH73159
Monitor           Corporate   DELL M990 19"CRT                         MX-04512R-47801-08U-B15Z
Printer           Corporate   Epson Photo 825                          EMTE185781
Printer           Corporate   HP OfficeJet 6110Xi                      MY3A6H71K5
Printer           Corporate   HP PhotoSmart 8150                       MY49J2M067
Printer           Corporate   HP PhotoSmart 8150                       MY49G2N2TV
Printer           Corporate   HP PhotoSmart 8150                       MY4A42M1YJ
Printer           Corporate   Tally T6215                              C21L106192
Printer           Corporate   Tally T6215                              E21G202871
Server            Corporate   IBM X-Series 346 (Model#8840-11U)        KP-BYG84

Server            Corporate   IBM X-Series 346 (Model #8840-11U)       KP-KHC34
Server            Corporate   IBM X-Series 346 (Model #8840-11U)       KP-KHB87
Server            Corporate   IBM X-Series 346 (Model #8840-11U)       KP-PZR08
Server            Corporate   IBM X-Series 346 (Model #8840-11U)       KP-PZP68
Switch            Corporate   Cisco Catalyst 3550 48-Port (EMI)        CAT0841K004
Docking Station   Corporate   DELL Docking Station                     CN-02U442-48643-451-0515
Docking Station   Corporate   DELL Docking Station                     CN-02U442-48643-44D-6218
Docking Station   Corporate   DELL Docking Station                     CN-0T71 35-47985-4BC-0919
Docking Station   Corporate   DELL Docking Station                     CN-0T7135-47985-4CI-0511
Docking Station   Corporate   DELL Docking Station                     CN-0T7135-47985-4BQ-1373
Docking Station   Corporate   DELL Docking Station                     CN-0T7135-47985-4CI-0535
Laptop            Corporate   Dell Inspiron 5100                       CN-09U806-12961-37J-3237
Laptop            Corporate   Dell Inspiron 5100                       CN-09U808-12961-39A-3691
Laptop            Corporate   Dell Inspiron 8600                       6VX5051
Laptop            Corporate   Dell Inspiron 8600                       2GPGR51
Laptop            Corporate   Dell Inspiron 8600                       5R3LL61
Laptop            Corporate   Dell Inspiron 8600                       GQ3LL61
Laptop            Corporate   Dell Inspiron 8600                       2FFRM51
Laptop            Corporate   Dell Inspiron 8600                       JR3LL61
Laptop            Corporate   Sony Vaio PCG-FXA48                      2834763-03704537
Laptop            Corporate   Sony Vaio PCG-GRX520                     2836293-04001123
Monitor           Corporate   DELL 19" CRT                             MX-0X3758-47605-8RB-PPA
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-65AL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-24LL
Monitor           Corporate   Planar PE-171BK 17" Flat Planel          AE450H29637
Monitor           Corporate   ViewSonic PT775                          JT72400217
Mouse             Corporate   MS Optical Mouse                         3287611-3
Mouse             Corporate   MS Optical Mouse                         6459004-4
Mouse             Corporate   MS Optical Mouse                         3980125-4
Mouse             Corporate   MS Optical Mouse                         1403857-20246
PC                Corporate   OptiPlex170L                             CN-0Y2393-70821 -42I-97FH
PC                Corporate   OptiPlex170L                             CN-0Y2393-70821-42I-99X0
PC                Corporate   OptiPlex170L                             CN-0Y2393-70821-42I-97FS
PC                Corporate   OptiPlex 370L                            53S5R51
Switch            Corporate   GigaFast EZ-1600-S 16-Port               R837000426
Backup Tapes      Corporate   Sony AIT 50/130 GB Backup Tapes          N/A
Backup Tapes      Corporate   Travan 20/40 GB Backup Tapes             N/A
Equipment Rack    Corporate   Panduit Free Standing Equipment Rack     N/A
Firewall/VPN      Corporate   Cisco PIX515E-R-DMZ-BUN                  88808454256
KVM Switch        Corporate   OmniView Pro2 8-Port KVM Switch          3043440327
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-3GCL
Monitor           Corporate   Dell E151 FPP 15" Flat Panel             CN-06R644-47804-373-LES5
Patch Panel       Corporate   Avaya 2917 CAT5 Modular Patch Panel      N/A
Patch Panel       Corporate   Lucent 1100CAT5 Modular Patch Panel      N/A
Patch Panel       Corporate   Ortronics Patch Panel (OR-808004818)      N/A
Patch Panel       Corporate   Ortronics Patch Panel (OR-808004818)     N/A
PBX               Corporate   AlphaScan 511 Monitor (VM Workstation)   S4600144SC00640
PBX               Corporate   Avaya Definity PBX Cabinet# 1            01DR03903724
PBX               Corporate   Avaya Definity PBX Cabinet# 2            N/A
PBX               Corporate   Avaya Intuity Voicemail Workstation      84302901A0

PBX               Corporate   Lucent MAX900 PBX Terminal               15919501301
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VQ
Printer           Corporate   HPLaserJet 1000                          CNBJ415934
                              SMC 8-Port Router/Firewall
Router            Corporate   (SMC7008ABR)                             T131001516
Server            Corporate   PowerEdge 400SC                          BWQYH31
Server            Corporate   PowerEdge 600SC                          CRS6T21
Server            Corporate   PowerEdge 600SC                          BRS6T21
Server            Corporate   PowerEdge 600SC                          DKPYV31
Server Cabinet    Corporate   HH Complete Enclosures #HH-G1            N/A
Switch            Corporate   Linksys 24-Port(EF4124)                  RD80047002836
Switch 16 Port    Corporate   SMC-EZ6516TX                             T13320015
Tape Backup       Corporate   Sony AIT Autoloader (Model# LIB-D81)     02492705
UPS               Corporate   Belkin UPS 800VA                         DX034213070W0
UPS               Corporate   Liebert UPS (GXT-2000 RT120)             0431500073AF071
UPS               Corporate   Liebert UPS (GXT-2000 RT120)             0431500075AF071
Laptop            Corporate   Dell Inspiron 5100                       CN-09U807-12961-42H-4965
Laptop            Corporate   Dell Inspiron 8600                       J9TJR41
Monitor           Corporate   DELL 15" CRT                             CN-0P0151-64180-43D-389V
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-24TL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-13ZL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-3H1L
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-5DCL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-23ZL
Monitor           Corporate   DELL 2005FPW 15" Flat Panel              MX-0N2363-48323-455-24QL
Monitor           Corporate   Princeton 15" CRT                        KNAX2607040
Mouse             Corporate   MS Optical Mouse                         5612815-4
PC                Corporate   Dimension 2400                           CN-0C3152-70821-43C-5B8K
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VM
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VP
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VX
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VT
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-99VV
PC                Corporate   OptiPlex 170L                            CN-0Y2393-70821-42I-97F9
PDA               Corporate   Dell AXIM X3i                            N/A
Printer           Corporate   Canon BJC-4200                           EFP40215
Printer           Corporate   HP 6P                                    USBB219060
Printer           Corporate   OfficeJet 4110                           MY350B12BD
RAID Array        Globix NY   IBM EXP300-1RU                           68-26101
Server            Globix NY   Dell Poweredge 1750                      9Q5W541
Server            Globix NY   IBM Netfinity x330                       1S867411X78LA278
Server            Globix NY   IBM Netfinity x330                       1S867411X78LA292
Server            Globix NY   IBM Netfinity x342                       8669-4RX  78-Z7325
Server            Globix NY   IBM Netfinity x360                       8686-1RX  78-ZXB55
Switch/Router     Globix NY   Cabletron SSR-2000                       325401340011050E
Tape Backup       Globix NY   HP SureStor DAT 20                       N/A
                              NEC PC Telephony Adapter CTA-U
CTI Adapters      Corporate   (Qty 23)
                              NEC PC Telephony Adapter CTA-R
CTI Adapters      Corporate   (Qty 5)
CTI Adapters      Corporate   Konexx DWInt (Nortel) (Qty 12)

CTI Adapters       Corporate   Konexx DWIatt (Avaya) (Qty 7)
A/B Switches       Corporate   DataProbe Analog A/B Phone Switches (Qty 7)
Phones             Corporate   Lucent 8405D+ Digital Phone (Qty 24)
Modems             Corporate   TrendNet USB Modem TFM-5600 (Qty 7)
IP-PBX Gateway     Corporate   Intel Netstructure Digital IP-PBX Gateway (Qty 6)
IP-PBX Gateway     Corporate   Intel Netstructure Analog IP-PBX Gateway (Qty 1)
Sound Cards        Corporate   Sound Blaster 16 Sound Card (Qty 8)
Headsets           Corporate   Plantronics USB Headset (Qty 20)
Headsets           Corporate   Plantronics Analog Headset (Qty 2)
Headsets           Corporate   Plantronics CS-50 Headset (Qty 6)
Headsets           Corporate   Plantronics Audio-60 Headset (Qty 11)
Headsets           Corporate   Plantronics M300 Bluetooth Headset (Qty 3)
Headset Adapters   Corporate   Plantronics USB DA-60 Adapter (Qty 8)
Headset Adapters   Corporate   Belkin Bluetooth USB Adapter (Qty 2)
Headset Amps       Corporate   Plantronics M12 Headset Amp (Qty 5)
Headset Amps       Corporate   GN Netcom Headset Amp (Qty 9)

6.1(f) CONSENTS

       None

6.1(g) Attached as Exhibit A hereto is a complete list of the Borrower's shareholders. The Borrower's correct name is SLM Holdings, Inc. The subsidiary's name is Sales Lead Management, Inc. All of the capital stock of Sales Lead Management, Inc. is owned by SLM Holdings, Inc.

The Company has 6,950,000 options, 2,965,000 warrants and convertible debt convertible into 1,804,094 shares of common stock.

6.1(j) Any Liabilities not reflected on December 31, 2005 Balance Sheet

SLM HOLDINGS, Inc.                                                       3:10 PM

ACCOUNTS PAYABLE AND LIABILITIES INCURRED SINCE 1/1/06                04/05/2006

AS OF APRIL 5, 2006

                                           CURRENT      1 - 30     31 - 60    61 - 90       > 90         TOTAL
                                          ---------   ---------   --------   ---------   ---------   ------------
      AMERICAN EXPRESS                         0.00    8,173.48       0.00    9,837.56        0.00      30,049.60
      AMERICAN FURNITURE RENTALS INC.          0.00        0.00     320.30        0.00        0.00         320.30
      AMERICAN LIST COUNSEL INC            7,551.78    5,260.48   1,173.85        0.00        0.00      13,986.11
      CABLE - 07801-319019-05-2                0.00      169.92       0.00        0.00        0.00         169.92
      CATALYST TELECOM                         0.00      892.00       0.00        0.00        0.00         892.00
      CIT TECHNOLOGY FIN SERV, INC             0.00      255.62       0.00        0.00        0.00         255.62
      CMS COMMUNICATIONS, INC.                 0.00        0.00       0.00      507.28        0.00         507.28
      CONFERENCECALL.COM                       0.00      112.18       0.00        0.00        0.00         112.18
      GLOBIX                                   0.00    2,585.93       0.00        0.00        0.00       2,585.93
      GREENWAY PLAZA OFFICE PARK-1, LLC        0.00    7,905.29     710.63        0.00        0.00       8,615.92

      HOLTZ RUBENSTEIN REMINICK                0.00        0.00       0.00    1,500.00   12,000.00      13,500.00
      INFO USA                                 0.00        0.00     300.00        0.00    2,238.84       2,538.84
      JAMIE MANSTREAM                        111.75        0.00       0.00        0.00        0.00         111.75
      KEYSPAN ENERGY DELIVERY                  0.00      157.22       0.00        0.00        0.00         157.22
      LIGHTPATH                                0.00      831.27       0.00        0.00        0.00         831.27
      LIPA                                     0.00       39.22       0.00        0.00        0.00          39.22
      MAYER & COMPANY                      1,500.00    3,540.00   1,500.00        0.00   17,356.12      23,896.12
      MICHAEL MAVROVITAS                      69.00        0.00       0.00        0.00        0.00          69.00
      NASDAQ INSURANCE AGENCY                  0.00      338.49       0.00        0.00        0.00         338.49
      OXFORD HEALTH INSURANCE PLANS        4,412.02        0.00       0.00        0.00        0.00       4,412.02
      PETER COHEN                              0.00      793.31       0.00        0.00        0.00         793.31
      PITNEY BOWES                             0.00      130.04       0.00        0.00        0.00         130.04
      POLAND SPRING                            0.00      206.61       0.00        0.00        0.00         206.61
      RUSKIN, MOSCOU & FALTISCHEK PC           0.00        0.00       0.00        0.00   19,945.82      19,945.82
      SECURITIES TRANSFER CORPORATION          0.00        0.00       0.00        0.00      180.00         180.00
      SLOMIN'S                                 0.00      574.98       0.00        0.00        0.00         574.98
      UNISHIPPERS                              0.00      123.84       0.00        0.00        0.00         123.84
      USA COMPUTER LINK                      449.78        0.00       0.00        0.00        0.00         449.78
      VERIZON WIRELESS                       649.15        0.00       0.00        0.00        0.00         649.15
                                          ---------   ---------   --------   ---------   ---------     ----------
TOTAL                                     14,743.48   32,089.88   4,004.78   11,844.84   51,720.78     114,403.76
                                          =========   =========   ========   =========   =========     ==========

      DEFERRED COMPENSATION - EXECUTIVE                                                                134,156.26
      DEFERRED COMPENSATION - EMPLOYEES                                                                 26,376.41
      EQUIPMENT LOAN PAYABLE                                                                            60,475.32
      EQUIPMENT LOAN PAYABLE - 2                                                                        15,355.64
      LAURIE BISHARA                                                                                   125,000.00
      PETER COHEN                                                                                      100,000.00
      GLENN ROSE                                                                                        25,000.00
CONVERTIBLE NOTES
      STEVEN ROSNER                                                                                    300,000.00
      CHILDRESS MANAGEMENT                                                                             185,000.00
      ANDREW CHIUSANO                                                                                  100,000.00
      DOUGLAS ZINDULKA                                                                                  50,000.00
      CHILDRESS MANAGEMENT                                                                              50,000.00
      CHRISTOPHER RYAN                                                                                  10,000.00
                                                                                                     ------------
TOTAL                                                                                                1,181,363.63
                                                                                                     ============
TOTAL ALL LIABITIES                                                                                  1,295,767.39
                                                                                                     ============